UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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CURIS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CURIS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 3, 2010

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Curis, Inc. will be held on June 3, 2010 at 10:00 a.m. at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 for the purpose of considering and voting upon the following matters:

1.	To elect two Class II directors, each for a term of three years;

2.	To approve our 2010 Stock Incentive Plan;

3.	To approve our 2010 Employee Stock Purchase Plan; and

4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.

The stockholders will also act on any other business as may properly come before the meeting or any adjournment thereof.

The board of directors has fixed the close of business on April 5, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof. Your vote is important regardless of the number of shares you own. Our stock transfer books will remain open for the purchase and sale of our common stock.

In accordance with rules adopted by the Securities and Exchange Commission, we are now furnishing proxy materials to many of our stockholders on the Internet, rather than mailing paper copies of the materials to each stockholder. If you received only a Notice of Internet Availability of Proxy Materials, or Notice, by mail or e-mail, you will not receive a paper copy of the proxy materials unless you request one. Instead, the Notice will provide you with instructions on how to access and view the proxy materials on the Internet. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet or by telephone. If you received a Notice by mail or e-mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.

The Notice of Internet Availability of Proxy Materials is being mailed to our stockholders on or about April 21, 2010 and sent by e-mail to our stockholders who have opted for such means of delivery on or about April 21, 2010.

Please promptly submit your proxy over the Internet, by phone or by mail. You may revoke your proxy at any time before the 2010 Annual Meeting by following the procedures described in the proxy statement.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

/s/ Michael P. Gray

Michael P. Gray, Secretary

Cambridge, Massachusetts

April 21, 2010

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT BY MAIL IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

CURIS, INC.

45 Moulton Street

Cambridge, Massachusetts 02138

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 3, 2010

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement is furnished in connection with the solicitation by the board of directors of Curis, Inc. of proxies for use at the annual meeting of stockholders to be held on June 3, 2010 at 10:00 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 and at any adjournments thereof. Except where the context otherwise requires, references to “Curis,” “we,” “us,” “our,” and similar terms refer to Curis, Inc. and any of its subsidiaries.

Proxies will be voted in accordance with the instructions of the stockholders. If a proxy is returned signed with no choices specified, it will be voted in favor of the matters set forth in the accompanying notice of meeting. A proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to our secretary. Attendance at the meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the meeting that the stockholder intends to revoke the proxy and vote in person.

On April 5, 2010, the record date for determination of stockholders entitled to vote at the meeting, an aggregate of 75,600,189 shares of our common stock were outstanding and entitled to vote. As a stockholder, you are entitled to one vote at the meeting for each share of common stock registered in your name at the close of business on the record date. The proxy card states the number of shares you are entitled to vote at the meeting.

In accordance with Securities and Exchange Commission, or SEC, rules, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing the proxy materials, including this proxy statement, our 2009 annual report and the proxy card for the 2010 annual meeting, to many of our stockholders of record as of the record date via the Internet. We will send the Notice of Internet Availability of Proxy Materials to these stockholders no later than April 23, 2010. The Notice of Internet Availability of Proxy Materials contains instructions for accessing and reviewing our proxy materials as well as instructions for voting your proxy via the Internet. If you prefer to receive printed copies of the proxy materials, you can request printed copies of the proxy materials by Internet, telephone or e-mail. If you choose to receive the print materials by mail, you can either (i) complete, date, sign and return the proxy card, (ii) vote via the Internet in accordance with the instructions on the proxy card or (iii) vote via telephone (toll free) in the United States or Canada in accordance with the instructions on the proxy card. Voting by Internet or telephone must be completed by 11:59 P.M. Eastern Time on June 2, 2010. If you choose not to receive printed copies of the proxy materials, you can vote via the Internet in accordance with the instructions contained in the Notice of Internet Availability of Proxy Materials.

If you received a paper copy of these proxy materials, included with such copy is a proxy card or a voter instruction card for the annual meeting.

If you are a registered stockholder (meaning you hold your stock in your own name) you may submit a proxy over the Internet by following the instructions at http://www.proxyvote.com. If your shares are held in “street name,” you will need to contact your bank, broker or other nominee to determine whether you will be able to submit a proxy over the Internet or by telephone.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Shareholders to be Held on June 3, 2010:

The proxy statement is available at www.proxyvote.com.

We will, upon written or oral request of any stockholder, furnish copies of our 2009 annual report to stockholders, except for exhibits, without charge. Please address all such requests to us at 45 Moulton Street, Cambridge, Massachusetts 02138, Attention: Secretary or telephone: (617) 503-6500.

Votes Required

The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the meeting will constitute a quorum for the transaction of business at the meeting. Shares of common stock present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for the purpose of determining whether a quorum exists at the meeting.

The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of common stock, present or represented by proxy and voting on the matter, is required to approve our 2010 stock incentive plan and our 2010 employee stock purchase plan and to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.

Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on the matters to be voted on at the meeting, each of which requires the affirmative vote of either a plurality of the votes cast, with respect to the election of directors, or a majority of the shares present in person or represented by proxy and voting on the matter, with respect to any matter other than the election of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of December 31, 2009, with respect to the beneficial ownership of shares of our common stock by:

•	each person known to us to beneficially own more than 5% of the outstanding shares of common stock,

•	each director named in this proxy statement,

•	each of the principal executive officer, the principal financial officer, the three other most highly compensated executive officers who were serving as executive officers on December 31, 2009, and

•	all directors and executive officers as a group.

The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has voting or investment power, or shares such power, plus any shares that the person may acquire within 60 days, including through the exercise of stock options. For each person named in the table, the number in the “Shares Acquirable Within 60 Days” column consists of shares underlying stock options or warrants that may be exercised within 60 days after December 31, 2009. Unless otherwise indicated, each person in the table has sole voting and investment power over the shares listed. The inclusion in the table of any shares does not constitute an admission of beneficial ownership of those shares by the named stockholder. For each person, the “Number of Shares Beneficially Owned” column may include shares of common stock attributable to the person due to that person’s voting or investment power or other relationship.

Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Curis, Inc., 45 Moulton Street, Cambridge, Massachusetts 02138.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	+	Shares Acquirable Within 60 Days	=	Total Beneficial Ownership	Percent of Common Stock Beneficially Owned (2)
5% Stockholder:
First Eagle Investment Management, LLC (3)	13,317,969		—		13,317,969	19.8%
Entities affiliated with Samuel D. Isaly (4)	3,243,400		591,084		3,834,484	5.70%

Directors and Executive Officers:
James R. McNab, Jr. (5)	1,130,663		635,000		1,765,663	2.6%
Susan B. Bayh	20,000		306,250		326,250	*
Joseph M. Davie	20,000		273,437		293,437	*
Martyn D. Greenacre	35,138		430,000		465,138	*
Kenneth I. Kaitin	20,000		140,000		160,000	*
James R. Tobin	92,477		480,000		572,477	*
Daniel R. Passeri	75,000		2,650,900		2,725,900	3.9%
Michael P. Gray	86,613		906,843		993,456	1.5%
Changgeng Qian	5,014		549,499		554,513	*
Mark W. Noel	27,540		584,161		611,701	*
Mitchell Keegan	—		72,500		72,500	*

All current directors and executive officers as a group (11 persons)	1,512,445		7,028,590		8,541,035	11.5%

*	Less than 1% of the outstanding common stock.
(1)	None of our directors or named executive officers have pledged any of their shares as security.
(2)	The percent of ownership for each stockholder on December 31, 2009 is calculated by dividing (1) the stockholder’s Total Beneficial Ownership (i.e., the total number of shares beneficially owned plus the shares acquirable within 60 days) by (2) the sum of 67,312,360 shares of our common stock that were outstanding on December 31, 2009 plus shares of common stock subject to options, warrants or other rights held by such person that will be exercisable within 60 days of December 31, 2009.

(3)	First Eagle Investment Management, LLC (“FEIM”) (formerly known as Arnhold and S. Bleichroeder Advisers, LLC), may be deemed to be the beneficial owner of 13,317,969 shares as a result of acting as investment adviser to various clients. 21 April Fund, Ltd. may be deemed to beneficially own 4,871,116 of the 13,317,969. First Eagle Value in Biotechnology Master Fund, Ltd. may be deemed to beneficially own 4,704,138 of the 13,317,969 shares. This information is based on a Schedule 13G/A filed on February 12, 2009 by FEIM. The principal business address of the FEIM is 1345 Avenue of the Americas, New York, New York 10105.
(4)

Consists of 2,200,000 shares of common stock owned by The Biotech Growth Trust PLC (“BGT”) and 591,084 shares of common stock issuable upon the exercise of warrants held by BGT; 74,900 shares of common stock owned by Knightsbridge Netherlands II, L.P. (“KN II”); 154,500 shares of common stock owned by Knightsbridge Netherlands III, L.P. (“KN III”); 574,000 shares of common stock owned by Caduceus Capital Master Fund Limited (“CCMF”); 110,000 shares of common stock owned by Caduceus Capital II, L.P. (“CC II”); 90,000 shares of common stock owned by UBS Eucalyptus Fund, LLC (“UBS”); 6,000 shares of common stock owned by PW Eucalyptus Fund, Ltd. (“PW”); and 34,000 shares of common stock owned by Summer Street Life Sciences Hedge Fund Investors LLC (“Summer Street”). This information is based on a Schedule 13G/A filed on February 12, 2010 by OrbiMed Advisors LLC, OrbiMed Capital LLC and Samuel D. Isaly. Samuel D. Isaly is the managing member of each BGT, KN II, KN III, CCMF, CC II, UBS, PW and Sumer Street. Each of the reporting persons disclaims beneficial ownership of these shares, except to the extent of his or its pecuniary interests therein. The principal business address of each reporting person is 767 Third Avenue, 30th Floor, New York, New York 10017.

(5)	Consists of 799,688 shares held directly by Mr. McNab, 130,975 shares held by the McNab Family LLC, and 200,000 shares held by the JR & MW McNab Operating LP.

PROPOSAL 1—ELECTION OF DIRECTORS

Directors and Nominees for Directors

Our board of directors is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. Our board of directors currently consists of two Class II directors, Joseph M. Davie and Daniel R. Passeri, three Class III directors, Susan B. Bayh, Martyn D. Greenacre and Kenneth I. Kaitin, and two Class I directors, James R. McNab, Jr. and James R. Tobin. The Class II, Class III and Class I directors will serve until the annual meetings of stockholders to be held in 2010, 2011 and 2012, respectively, and until their respective successors are elected and qualified. At the Annual Meeting, Class II directors will stand for election.

Our board of directors has nominated Dr. Davie and Mr. Passeri as nominees for election as Class II directors, both for three-year terms, until the 2013 annual meeting of stockholders or until their respective successors are elected and qualified. Both of the nominees are currently serving as a director. Both of the nominees have indicated their willingness to serve, if elected; however, if either nominee should be unable to serve, the shares of common stock represented by proxies will be voted for a substitute nominee designated by the board of directors.

For each member of the board whose term of office as a director continues after the meeting, including those who are nominees for election as Class II directors, there follows information given by each concerning his or her principal occupation and business experience for at least the past five years, the names of other publicly-held companies for which he or she serves as a director or has served as a director during the past five years, and his or her age and length of service as our director. There are no familial relationships among any of our directors, nominees for director and executive officers. In addition to the detailed information presented below for each of our directors, we also believe that each of our directors is qualified to serve on our board and has the integrity, business acumen, knowledge and industry experience, diligence, freedom from conflicts of interest and the ability to act in the interests of our stockholders.

Information About the Directors

The following table sets forth our directors and their respective ages and positions as of December 31, 2009:

Name	Age	Position
Susan B. Bayh (1)(2)(3)	50	Director
Joseph M. Davie	70	Director
Martyn D. Greenacre (2)(3)	68	Director
Kenneth I. Kaitin (1)(2)	56	Director
James R. McNab, Jr. (3)	65	Chairman of the Board
Daniel R. Passeri	49	President and Chief Executive Officer, Director
James R. Tobin (1)	65	Director

(1)	Member of the compensation committee.
(2)	Member of the nominating and corporate governance committee.
(3)	Member of the audit committee.

Susan B. Bayh has served on our board since October 2000. From 1994 to 2001, Ms. Bayh served as the Commissioner of the International Commission between the United States and Canada, overseeing compliance with environmental and water level treaties for the United States-Canadian border. From 1994 to 2004, Ms. Bayh also served as Distinguished Visiting Professor at the College of Business Administration at Butler University. From 1989 to 1994, Ms. Bayh served as an attorney in the Pharmaceutical Division of Eli Lilly and Company, a pharmaceutical company. Ms. Bayh serves as a director of Dyax Corporation, Dendreon Corporation, Wellpoint, Inc. and Emmis Communications Corporation. Previously, within the past five years, Ms. Bayh served as a director of Nastech Pharmaceutical Company Inc. Ms. Bayh received a J.D. from the University of Southern California Law Center and a B.A. from the University of California at Berkeley. We believe that Ms. Bayh’s qualifications to serve on our board include her experience in regulatory and compliance matters as well as her considerable experience as a director of other public companies, including other companies that are focused on the research and development of cancer therapies.

Joseph M. Davie has served on our board since July 2003. From 1993 until his retirement in 2000, Dr. Davie was the Senior Vice President of Research at Biogen, Inc. (now Biogen Idec), a biotechnology company. From 1987 to 1993, Dr. Davie held several senior positions at G.D. Searle & Co., a pharmaceutical company, including Senior Vice President of Science and Technology and President of Research and Development. Dr. Davie was professor and head of the Department of Microbiology and Immunology at Washington University School of Medicine from 1975 to 1987. Dr. Davie previously served as a director of two public companies, Targeted Genetics Corporation and CV Therapeutics, Inc. during the past five years. Dr. Davie received his A.B., M.A. and Ph.D. in bacteriology from Indiana University and his M.D. from Washington University School of Medicine. We believe that Dr. Davie’s qualifications to serve on our board include his extensive experience and knowledge of oncology drug development as well as his experience as a director of other public companies.

Martyn D. Greenacre has served on our board since February 2000 and was a director of Creative BioMolecules, Inc., a predecessor life science company, from June 1993 to July 2000. Mr. Greenacre has served as a director of BMP Sunstone, formerly Beijing Med-Pharm Corporation, a pharmaceutical marketing company, since February 2004 and as Chairman since July 2004. Mr. Greenacre has served as Chairman of Life Mist L.L.C., a privately-held company in the field of fire suppression, since September 2001. From June 1997 to June 2001, Mr. Greenacre was Chief Executive Officer of Delsys Pharmaceutical Corporation, a drug formulation company. From 1993 to 1997, Mr. Greenacre was President and Chief Executive Officer of Zynaxis, Inc., a biopharmaceutical company. Mr. Greenacre also serves as a director of Cephalon Inc. and Acusphere, Inc. Mr. Greenacre previously served as a director of Orchestra Therapeutics, Inc. during the past five years. Mr. Greenacre received an M.B.A. from Harvard Business School and a B.A. from Harvard College. We believe that Mr. Greenacre’s qualifications to serve on our board include his years of experience as President and Chief Executive Officer of various biotech and pharmaceutical companies as well as his experience as a director of other public companies.

Kenneth I. Kaitin has served on our board since November 2003. Since 1998, Dr. Kaitin has been the Director of the Tufts Center for the Study of Drug Development, an academic drug policy research group providing strategic information to help drug developers, regulators, and policy makers improve the quality and efficiency of the drug development process. He is also a Professor of Medicine and Professor of Pharmacology and Experimental Therapeutics at the Tufts University School of Medicine, and since 1999, he has served on the faculty of the European Center for Pharmaceutical Medicine at the University of Basel. Dr. Kaitin has written extensively on a broad range of drug development issues and has provided public testimony before the U.S.

Congress in hearings on pharmaceutical innovation and FDA reform. He is a former Editor-in-Chief of the Drug Information Journal and from 1997 to 1998 he was President of the Drug Information Association. Dr. Kaitin also serves as a director of Phase Forward Inc., Bio-Tree Systems, Inc. and New England Healthcare Institute. Dr. Kaitin received an M.S. and Ph.D. in pharmacology from the University of Rochester and a B.S. from Cornell University. We believe that Dr. Kaitin’s qualifications to serve on our board include his expertise in the economics of drug development and biopharmaceutical innovation, his extensive knowledge on a broad range of drug development and life-sciences industry issues, and his experience as a director of other public companies.

James R. McNab, Jr. has served on our board since February 2000 and has served as Chairman of our board since May 2002. Mr. McNab is a co-founder and served as the chairman of the board of directors of Reprogenesis, a predecessor life science company, from July 1996 to July 2000. Since 1998, Mr. McNab has served as Chief Executive Officer and Chairman of Palmetto Pharmaceuticals, Inc., formerly eNOS Pharmaceuticals, Inc., a privately-held drug discovery company of which he is a co-founder. In addition, Mr. McNab is a co-founder of other privately-held companies, including Sontra Medical Corporation, a drug delivery company, and Parker Medical Associates, a manufacturer and worldwide supplier of orthopedic and sports-related products. Since January 2009, Mr. McNab has served as executive chairman of FirstString Research, Inc., a privately-held biopharmaceutical company. Mr. McNab received a B.A. in economics from Davidson College and an M.B.A. from the University of North Carolina at Chapel Hill. We believe that Mr. McNab’s qualifications to serve on our board include his decades of experience as chairman, founder and/or Chief Executive Officer of various pharmaceutical, medical device and biotechnology companies, including his experience as co-founder of one of our predecessor companies. Mr. McNab has also founded and managed companies in other industries and we believe that his broad range of entrepreneurial creation and oversight is valuable to a small biotechnology company such as Curis.

Daniel R. Passeri has served as our President and Chief Executive Officer and as a director since September 2001. From November 2000 to September 2001, Mr. Passeri served as our Senior Vice President, Corporate Development and Strategic Planning. From March 1997 to November 2000, Mr. Passeri was employed by GeneLogic Inc., a biotechnology company, most recently as Senior Vice President, Corporate Development and Strategic Planning. From February 1995 to March 1997, Mr. Passeri was employed by Boehringer Mannheim, a pharmaceutical, biotechnology and diagnostic company, as Director of Technology Management. Mr. Passeri received a J.D. from the National Law Center at George Washington University, an M.Sc. in biotechnology from the Imperial College of Science, Technology and Medicine at the University of London and a B.S. in biology from Northeastern University. We believe that Mr. Passeri’s qualifications to serve on our board include his extensive experience in corporate strategy and development, intellectual property strategy and oversight, and technology licensing, as each of these elements are critical to our overall business strategy.

James R. Tobin has served on our board since February 2000. From 1995 to July 2000, Mr. Tobin was a member of the board of directors of Creative BioMolecules, Inc., a predecessor life science company. From June 1999 to July 2009, Mr. Tobin served as Chief Executive Officer and President of Boston Scientific Corporation, a medical device company. Mr. Tobin was employed by Biogen, Inc. (now Biogen Idec), as President and Chief Executive Officer from February 1997 to December 1998 and President and Chief Operating Officer from February 1994 to February 1997. Prior to joining Biogen, Mr. Tobin was employed by Baxter International Inc., a health care products company, where he served as President and Chief Operating Officer from 1992 to 1994, as Executive Vice President from 1988 to 1992 and in various management positions prior to 1988. During the past five years, Mr. Tobin served as a director of Boston Scientific Corporation and Applera Corporation. Mr. Tobin received an M.B.A. from Harvard Business School and a B.A. from Harvard College. We believe that

Mr. Tobin’s qualifications to serve on our board include his decades of experience as President and Chief Executive Officer and Chief Operating Officer of three large biotechnology and medical device companies. In addition, his qualifications include his past experience as a director of Boston Scientific Corporation and one of our predecessor companies, as well as his experience in corporate strategy and organizational expertise.

Board Recommendation

OUR BOARD OF DIRECTORS BELIEVES THAT THE ELECTION OF JOSEPH M. DAVIE AND DANIEL R. PASSERI TO SERVE AS CLASS II DIRECTORS IS IN THE BEST INTERESTS OF CURIS AND OUR STOCKHOLDERS AND, THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES.

CORPORATE GOVERNANCE

Our board of directors believes that good corporate governance is important to ensure that Curis is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that our board of directors has adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the Investors – Governance section of our website, www.curis.com. Alternatively, you can request a copy of any of these documents by writing to our Secretary at the following address: Curis, Inc., 45 Moulton Street, Cambridge, Massachusetts 02138.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Curis and our stockholders. These guidelines, which provide a framework for the conduct of the board of directors’ business, provide that:

•	the board of directors’ principal responsibility is to oversee the management of Curis;

•	a majority of the members of the board of directors shall be independent directors;

•	the independent directors meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	all directors are encouraged to participate in continuing director education on an ongoing basis; and

•	periodically, the board of directors and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Determination of Independence

Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of our board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board has determined that none of Ms. Bayh, Dr. Davie, Mr. Greenacre, Dr. Kaitin, Mr. McNab or Mr. Tobin has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Stock Market, Inc. Marketplace Rules.

Board Meetings and Attendance

Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. All directors attended the 2009 annual meeting of stockholders, except Mr. Tobin. The board met seven times during the fiscal year ended December 31, 2009, either in person or by teleconference. During the fiscal year ended December 31, 2009, all of our directors attended at least 75% of our board meetings and meetings of the committees on which he or she then served.

Board Leadership Structure

Our board has chosen to separate the role of our chief executive officer and the role of chairman of our board. We believe that this separation is appropriate since our chief executive officer is responsible for the strategic direction of our company, while the chairman of our board is responsible for overseeing the function of the board and for providing guidance to our chief executive officer as needed.

Board’s Role in Risk Oversight

The chairman of our board along with the audit committee and the nominating and corporate governance committee are primarily responsible for the oversight of risk and for periodically reporting on such risk oversight to the full board.

Board Committees

Our board has established three standing committees – audit, compensation, and nominating and corporate governance – each of which operates under a charter that has been approved by our board. Current copies of each committee’s charter are posted on our website, www.curis.com.

Our board has determined that all of the members of each of the board of directors’ three standing committees are independent as defined under the rules of the Nasdaq Stock Market, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

Audit Committee

The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•

pre-approving all audit and non-audit services of our independent registered public accounting firm, except for de minimis non-audit services which are approved in accordance with applicable SEC rules, including meeting with our independent registered public accounting firm prior to the annual audit to discuss the planning and staffing of the audit;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

•

reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures, earnings releases and other publicly disseminated financial information;

•

reviewing and discussing with our independent registered public accounting firm matters concerning the quality, not just the acceptability, of our accounting determinations, particularly with respect to judgmental areas;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the independent auditor and procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management on a quarterly basis;

•	reviewing and approving or ratifying any related person transactions;

•

establishing, and periodically reviewing, complaint procedures for (i) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	preparing the audit committee report required by SEC rules, which is included on page 14 of this proxy statement.

The members of the audit committee are Ms. Bayh, Mr. Greenacre (Chair) and Mr. McNab. The audit committee met seven times during the fiscal year ended December 31, 2009. The board of directors has determined that Mr. Greenacre is an “audit committee financial expert” as defined by applicable SEC rules.

Compensation Committee

The compensation committee’s responsibilities include:

•	determining the chief executive officer’s compensation;

•	reviewing and approving, or making recommendations to the board with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to the board with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 16 of this proxy statement;

•	preparing the compensation committee report required by SEC rules, which is included on page 36 of this proxy statement; and

•	reviewing and making recommendations to the board with respect to management succession planning.

The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under the heading “Executive and Director Compensation Processes.”

The members of the compensation committee are Ms. Bayh, Dr. Kaitin and Mr. Tobin (Chair). The compensation committee met three times during the fiscal year ended December 31, 2009.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees; and

•	overseeing an annual evaluation of the board.

The processes and procedures followed by the nominating and corporate governance committee in identifying and evaluating director candidates are described below under the heading “Director Nomination Process.”

The members of the nominating and corporate governance committee are Ms. Bayh (Chair), Dr. Kaitin and Mr. Greenacre. The nominating and corporate governance committee met three times during the fiscal year ended December 31, 2009.

Executive and Director Compensation Processes

The compensation committee oversees our compensation programs. In this capacity, the compensation committee determines and approves all compensation decisions related to our executive officers. In addition, the compensation committee periodically reviews and makes recommendations to the board with respect to director compensation. With respect to the grant of equity compensation awards, the compensation committee may form, and delegate authority to, one or more subcommittees as it deems appropriate from time to time under the circumstances (including (a) a subcommittee consisting of a single member and (b) a subcommittee consisting of at least two members, each of whom qualifies as a “non-employee director,” as such term is defined from time to time in Rule 16b-3 promulgated under the Exchange Act, and an “outside director,” as such term is defined from time to time in Section 162(m) of the Internal Revenue Code of 1986, as amended). The compensation committee did not form or delegate authority to any subcommittees during the fiscal year ending December 31, 2009.

The compensation committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer compensation and has the sole authority to approve the consultant’s fees and other retention terms. The compensation committee also has authority to commission compensation surveys or studies as the need arises. Periodically, the compensation committee retains an independent third party compensation consultant to review director and officer compensation. Neither we nor the compensation committee engaged a compensation consultant during fiscal 2009.

Compensation committee meetings typically have included, for all or a portion of each meeting, our chief financial officer and, for meetings in which executive officer compensation decisions are made, the chairman of our board and our chief executive officer. The compensation committee typically seeks the chairman’s input in compensation matters involving our chief executive officer. The chief executive officer provides input on all other executive officer compensation matters. The chief executive officer and the chief financial officer do not attend the portion of any meeting or otherwise participate in any decisions regarding their respective compensation.

Risk Arising from Compensation Policies and Practices

Employee compensation generally consists of salary, stock option awards and, depending on overall company performance among other things, discretionary cash bonus payments. We have reviewed our compensation policies and practices for all employees and have concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on our company.

Director Nomination Process

The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the nominating and corporate governance committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the nominating and corporate governance committee will apply the criteria set forth in its charter. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, freedom from conflicts of interest and the ability to act in the interests of all stockholders. Our nominating and corporate governance charter provides that the value of diversity on our board should be considered by the nominating and corporate governance committee. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities. We do not discriminate against candidates based on their race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting candidate names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Secretary, Curis, Inc., 45 Moulton Street, Cambridge, Massachusetts 02138. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the committee or the board of directors, by following the procedures set forth under “Stockholder Proposals for 2011 Annual Meeting.”

Communicating with the Independent Directors

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the board of directors is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to the Chairman of the Board of Directors, c/o Secretary, Curis, Inc., at 45 Moulton Street, Cambridge, Massachusetts 02138.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. We have posted a current copy of the code on our website, www.curis.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers of, any provision of the code. We have not had any waivers of any provision of this code as of the date of this proxy statement.

Policies and Procedures for Related Person Transactions

Our board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Curis is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief financial officer and/or assistant general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the board’s audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction at the next meeting of the committee. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually. The audit committee will review and consider such information regarding the related person transaction as it deems appropriate under the circumstances.

The audit committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is not inconsistent with Curis’ best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, and (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

Audit Committee Report

The audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2009, and has discussed these financial statements with our management and our independent registered public accounting firm.

Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our independent registered public accounting firm is responsible for conducting an independent audit of our annual financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report on the results of their audit. The audit committee is responsible for providing independent, objective oversight of these processes.

The audit committee has also received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. SAS 61, as amended, requires our independent registered public accounting firm to discuss with the audit committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The audit committee has received the written disclosures and the letter from our independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee) as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent registered public accounting firm their independence from Curis.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009.

Submitted by the audit committee of our board of directors.

Martyn D. Greenacre (Chair)

Susan B. Bayh

James R. McNab, Jr.

Independent Registered Public Accounting Firm’s Fees and Other Matters

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years:

Fee Category	2009	2008
Audit Fees (1)	$272,500	$277,500
Audit-related fees (2)	53,000	—
All Other Fees (3)	1,500	1,500

Total Fees	$327,000	$279,000

(1)	Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. 100% of the audit fees for 2009 and 2008 were pre-approved by the audit committee. These amounts exclude reimbursement of out of pocket expenses of $2,610 and $1,260 for 2009 and 2008, respectively.
(2)	Audit-related fees for 2009 consist of fees incurred for a comfort letter issued as part of the January 2010 registered direct offering which was initiated in December 2009.
(3)	Other fees consist of an annual license fee for use of Comperio, accounting research software. None of the other fees incurred during 2009 and 2008 were for services provided under the de minimis exception to the audit committee pre-approval requirements. 100% of these fees for 2009 and 2008 were pre-approved by the audit committee.

Pre-Approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the audit committee specifically approves the service in advance or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The audit committee has also delegated to the chairman of the audit committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by a member of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

Objectives of Executive Officer Compensation Program

The primary goals of the compensation committee of our board of directors with respect to executive officer compensation are to attract and retain key executive officers critical to our long-term success, to recognize and reward overall company performance and each executive officer’s individual performance and responsibility, as well as to align our executive officers’ incentives with stockholders’ interests.

To achieve these objectives, the compensation committee has traditionally sought to set cash compensation at the 50th percentile and long-term incentive compensation at the 75th percentile of peer companies. In 2007, the compensation committee engaged Towers Watson to a conduct benchmarking assessment of our executive officer compensation. The results of this benchmarking have been one factor utilized by our chief executive officer in making recommendations to our compensation committee, and by our compensation committee in making compensation decisions, in each of the last three fiscal years. The benchmarking was based upon (i) comparative compensation data for 14 companies in our industry that were deemed by Towers Watson and our compensation committee to be our peer companies based upon financial profile, state of development and oncology focus as well as (ii) a review of executive officer compensation data for companies in the 2006 Radford Global Life Sciences Compensation Survey with a headcount of between 50 and 149 employees. The peer group companies were as follows:

Antigenics, Inc.	Immunogen, Inc.
Arqule, Inc.	Infinity Pharmaceuticals, Inc.
Avalon Pharmaceuticals, Inc.	Kosan Biosciences, Inc.
Cell Therapeutics, Inc.	OXiGENE, Inc.
Entremed, Inc.	Pharmacyclics, Inc.
Genta, Inc.	SGX Pharmaceuticals, Inc.
IDM Pharma, Inc.	Vion Pharmaceuticals, Inc.

Neither we nor the compensation committee engaged a compensation consultant during fiscal 2009. The compensation committee intends to engage a compensation consultant in the second half of 2010 to develop a revised and updated list of peer group companies and to undertake a comparative analysis of our executive compensation programs and practices and that of these peer group companies.

The compensation committee also considers the overall performance and financial condition of the company and each individual executive officer’s performance in contributing to company performance. The company’s corporate goals and objectives are established through a process that involves input by our board and executive officers, including our chief executive officer. The company establishes goals and objectives and reports on the progress towards the achievement of these goals as part of our periodic board of directors meetings. The compensation committee considers the overall performance of the company against these goals as part of its executive compensation decisions.

Our chief executive officer evaluates the performance of each of the other executive officers at least once annually and provides annual compensation recommendations to the compensation committee based upon these evaluations. The compensation committee evaluates the performance of the chief executive officer based upon its assessment of the chief executive officer’s performance, and this assessment is updated at periodic meetings.

Company goals and objectives included the following in 2009:

•	continue to progress CUDC-101, our first-in-class HDAC/EGFR/Her2 inhibitor, in our ongoing Phase I clinical trial;

•

file an investigational new drug application for CUDC-305, our heat shock protein 90, or Hsp90, inhibitor development candidate from our single targeted cancer programs, and progress into phase I clinical testing;

•	continue to progress research and development activities on our other preclinical proprietary targeted cancer programs;

•	engage in collaboration discussions and seek to enter into a transaction for at least one proprietary targeted cancer program;

•	determine possible financing plans for 2010 as market conditions and other factors permit;

•	continue to meet with institutional investors and research analysts to increase potential investor awareness; and

•	meet planned objectives within the 2009 operating budget.

The compensation committee seeks the recommendations of our chief executive officer to determine the appropriate mix of compensation for each of our other executive officers. Our chief executive officer does not participate in the determination of his own compensation.

For a further discussion of the processes and procedures used by our compensation committee in considering and determining executive and director compensation, see “Executive and Director Compensation Processes” beginning on page 11 of this proxy statement.

Elements of Compensation

Executive officer compensation varies from year to year and generally consists of following elements:

•	base salary;

•	discretionary annual bonuses;

•	short term cash incentives;

•	stock option and restricted stock awards;

•	insurance, retirement and other employee benefits; and

•	change in control and severance benefits.

We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation, except that the compensation committee has traditionally sought to set cash compensation at the 50th percentile and long-term incentive compensation at the 75th percentile of peer companies. The compensation committee, after considering information including company performance, individual executive officer performance, the financial condition of the company, and its belief of what is market compensation for executive officers at other similarly-sized companies, determines what it believes to be the appropriate level and mix of the various compensation components.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. Base salaries for our executive officers are established based on the scope of their responsibilities, periodically taking into account competitive market compensation paid by other companies for similar positions as well as the financial condition of the company. Base salaries are reviewed annually, and adjusted from time to time to reflect promotions and to realign salaries with market levels after taking into account individual responsibilities, performance and experience as well as the financial health of the company. The compensation committee believes that executive officer base salaries should approximate the 50th percentile of the range of salaries for executive officers in similar positions with similar responsibilities at comparable companies.

On October 24, 2008, our compensation committee reduced the base salaries for our executive officers as follows: (i) Mr. Passeri from $400,000 to $300,000; (ii) Mr. Gray from $300,000 to $250,000; (iii) Mr. Noel from $210,000 to $189,000; and (iv) Dr. Qian from $250,000 to $225,000. These salaries were reduced by the compensation committee as part of our efforts to conserve our cash resources and in reaction to unfavorable general economic and capital market conditions existing at the time. Also on October 24, 2008, each executive officer was granted a stock option award (except Mr. Gray, who received a restricted stock award) pursuant to our 2000 stock incentive plan, such award to be fully vested on October 24, 2009, the one-year anniversary of the base salary reduction. These awards were made by the compensation committee to offset the concomitant decrease in base compensation for each executive officer. Dr. Keegan was hired as our executive director, development in March 2008 and his salary was not reduced by the compensation committee in October 2008 as we did not reduce the base salaries of employees other than those described above and Dr. Keegan was not an executive officer until 2009. The compensation committee did not increase base salaries for our executive officers in 2009. In determining not to increase the base salaries for our executive officers in 2009, the compensation committee considered our need to conserve cash, the ongoing adverse economic and capital market conditions, and the fact that our executive officers received stock awards in exchange for their October 2008 reductions in base salary that vested over a 12-month period ending October 2009. On February 2, 2010, our compensation committee increased the base salaries for our executive officers as follows: (i) Mr. Passeri from $300,000 to $400,000; (ii) Mr. Gray from $250,000 to $300,000; (iii) Dr. Keegan from $225,000 to $250,000; (iv) Mr. Noel from $189,000 to $215,000; and (v) Dr. Qian from $225,000 to $275,000. Dr. Qian was also promoted from vice president, discovery and preclinical development to senior vice president, discovery and preclinical development on February 2, 2010.

The February 2, 2010 base salary adjustments for Mr. Passeri and Mr. Gray were made to bring their salaries back their respective levels prior to the October 2008 salary reductions and Mr. Noel’s base salary was brought $5,000, or 2.4%, above the October 2008 level. Dr. Qian’s February 2, 2010 base salary increase over the October 2008 level was primarily based on his promotion to senior vice president, discovery and preclinical development. The compensation committee made these February 2, 2010 adjustments to base salaries for our executive officers primarily in recognition of (i) the performance of our executive officers in generating significant additional cash resources to fund our strategic plan in a difficult economic environment; and (ii) our improved financial condition as compared to February 2009.

Discretionary Annual Bonus

The compensation committee maintains the authority to award discretionary annual cash bonuses to our executive officers that are largely driven by the performance of such executive officers, including both corporate goals as established at periodic board meetings and individual performance, as well as our financial capacity to pay such bonuses. The compensation committee does not grant discretionary bonuses every year and, since our inception in 2000, with the exceptions of 2005 and 2007, we have not paid discretionary annual cash bonuses to our executive officers.

On February 2, 2010, the compensation committee approved discretionary bonuses to our executive officers for an aggregate of $475,000. Two-thirds of the bonus payment amount was paid to our executive officers following our receipt in March 2010 of an $8,000,000 contingent payment from our licensee, Debiopharm. The remaining one-third will be paid to our executive officers upon our receipt of another contingent payment from Debiopharm following its treatment of the fifth patient in the phase I clinical trial for our heat shock protein compound under collaboration with Debiopharm. In determining to pay this one-time discretionary bonus, the compensation committee considered (i) the fact that our executive officers had achieved their specified corporate goals under the 2008 cash incentive plan but that no payment was awarded in recognition of the adverse economic and capital market conditions and the need to conserve cash resources that existed at the time such incentive awards would have been paid; and (ii) that our executive officers had generated significant additional cash resources to fund our strategic plans.

The total bonus payments are as follows:

Name	Bonus amount paid upon Company’s receipt of payment from Debiopharm for achievement of first development objective	Bonus amount payable assuming Company’s receipt of payment from Debiopharm for achievement of second development objective	Total bonus amount payable
Daniel R. Passeri	$100,000	$50,000	$150,000
Michael P. Gray	$83,333	$41,667	$125,000
Mark W. Noel	$33,333	$16,667	$50,000
Changgeng Qian, Ph.D., M.D.	$66,667	$33,333	$100,000
Mitchell Keegan, Ph.D.	$33,333	$16,667	$50,000

Short-Term Cash Incentive Plan

Our compensation committee has the authority to implement an annual short-term cash incentive plan. Since our inception in 2000, the compensation committee has only adopted such a plan in 2008. The 2008 short-term cash incentive plan that was designed to compensate executive officers based upon their degree of achievement of corporate goals relating to financial performance and cash management, progression of research and development programs and business development. The compensation committee reserved the right, acting in its sole discretion, to modify the 2008 plan at any time. Although our executive officers were eligible to receive payments under the plan based upon meeting a specified degree of achievement of corporate goals defined within the 2008 plan, the compensation committee determined to make no payments under this plan in order to preserve cash. The compensation committee did not adopt an annual short-term cash incentive bonus plan for our executives for 2009 due to the overall economic environment and the financial condition of Curis in early 2009. The compensation committee has also not adopted a formal short-term cash incentive bonus plan for 2010.

Long-Term Incentive Program

The compensation committee believes that long-term value creation is achieved through an ownership culture that encourages performance by our executive officers through the use of stock and stock-based awards. We have established our stock compensation plans to provide our employees, including our executive officers, with incentives to help align the employees’ interests with the interests of our stockholders. The compensation committee believes that the use of stock-based awards offers the best approach to achieving our compensation goals. The exercisability of stock options and the vesting of restricted stock awards are generally time-based. All the value received by the recipient from a stock option is based on the growth of the stock price above the option exercise price. Our executive officers have historically paid par value, $0.01, per share of common stock underlying restricted stock awards. Accordingly, the value received by the recipient for a restricted stock award is equal to the difference between the fair market value of our common stock on the date the restricted stock award is granted and the $0.01 per share paid for such restricted stock, plus any future growth of the stock price after such grant date. We have not adopted stock ownership guidelines and our stock compensation plans have provided the principal method for our executive officers to acquire equity in our company.

Stock Options

Our 2000 stock incentive plan permits the grant of incentive and non-qualified stock options to our employees, directors and consultants. The compensation committee or a majority of the independent directors serving on the board of directors review and approve or recommend for approval by the board of directors, stock option grants to our chief executive officer and the other executive officers. Stock option grants are made at the commencement of employment and then are generally granted annually in conjunction with the review of the individual performance of our executive officers. Grants may also be made following a significant change in job responsibilities or to meet other special retention or performance objectives. The review and approval of stock option awards to executive officers is based upon an assessment of individual performance, a review of each executive officer’s existing long-term incentives and retention considerations. In appropriate circumstances, the compensation committee considers the recommendations of Mr. Passeri, our chief executive officer (except with respect to his own compensation) and Mr. McNab, the chairman of our board of directors. Stock options are granted with an exercise price equal to the fair market value of our common stock on the date of grant and typically vest 25% after the first year and an additional 6.25% in each subsequent quarter, based upon continued employment over a four-year period. The options generally expire ten years after the date of grant. In certain circumstances, stock options have and may be granted with different vesting terms, such as a shorter vesting period or performance-based vesting.

The compensation committee granted the following stock options to our executive officers in February 2009:

Name	Number of Shares Underlying Option Grants In 2009
Daniel R. Passeri	300,000
Michael P. Gray	180,000
Mark W. Noel	75,000
Changgeng Qian, M.D., Ph.D.	180,000
Mitchell Keegan, Ph.D.	127,500

In determining the size of each stock option grant awarded to our named executive officers in 2009, the compensation committee considered comparative long-term incentive compensation data for peer companies based upon the 2007 Towers Watson analysis. Towers Watson reported to the compensation committee in 2007 that our overall long-term incentive compensation for executive officers was above the 50th percentile but below the targeted 75th percentile of the relevant subset of comparable companies. The compensation committee has targeted the 75th percentile for long-term incentive compensation since the compensation committee believes that this metric is consistent with our desire to emphasize equity opportunity, align executive officer and shareholder interests and manage our cash consumption.

The compensation committee granted the following stock options to our executive officers on February 2, 2010:

Name	Number of Shares Underlying February 2, 2010 Option Grants
Daniel R. Passeri	200,000
Michael P. Gray	125,000
Mark W. Noel	60,000
Changgeng Qian, M.D., Ph.D.	125,000
Mitchell Keegan, Ph.D.	60,000

The number of shares awarded to our executive officers on February 2, 2010 decreased significantly when compared to 2009. In determining the size of each stock option grant awarded to our named executive officers in 2009, the compensation committee considered the fact that the market value of our common stock had increased as compared to the market value for the 2009 stock option grants. This increase in market value resulted in an increase in the underlying value of each share of common stock subject to potential future issuance under such stock options.

Our compensation committee did not establish guidelines for the grant of plan-based awards for 2009.

The 2000 stock incentive plan expired in March 2010. The proposed 2010 stock incentive plan, if approved by our stockholders, would permit the grant of equity awards, including stock options, to our employees, directors and consultants. For a further description of this plan, see “Proposal No. 2—Approval of 2010 Stock Incentive Plan” beginning on page 37 of this proxy statement.

Restricted Stock Awards

Our 2000 stock incentive plan permits the issuance of restricted stock awards to our employees, directors and consultants. The compensation committee generally does not make grants of restricted stock awards to our executive officers and no restricted stock awards were granted in 2009. However, in October 2008, the compensation committee granted our chief financial officer a restricted stock award of 79,113 shares of our common stock in exchange for a $50,000 reduction in his annual base salary. These shares were granted to provide our chief financial officer non-cash compensation in lieu of the $50,000 annual base salary reduction and, accordingly, the award vested in twelve equal monthly installments beginning on November 24, 2008 until such restricted stock award was fully vested on October 24, 2009.

2000 Employee Stock Purchase Plan

Executive officers were eligible to participate in our 2000 employee stock purchase plan prior to the termination of the plan. In 2009, none of our executive officers participated in the 2000 employee stock purchase plan. The plan permitted participant employees to purchase company stock through payroll deductions of up to 15% of total cash compensation. The price of the stock was 85% of the lower of the fair market value of the stock at the beginning or the end of the offering period. Currently, there are no shares available for future purchase under the 2000 employee stock purchase plan.

The proposed 2010 employee stock purchase plan, if approved by our stockholders, would permit participant employees, including our executive officers, to purchase company stock through the new plan. For a further description of this plan, see “Proposal No. 3—Approval of 2010 Employee Stock Purchase Plan” beginning on page 46 of this proxy statement.

Other Compensation – Employee Benefits

Our employees, including our executive officers, are entitled to various employee benefits such as medical and dental expense coverage, flexible spending accounts, various insurance programs, an employee assistance program and paid time off. Executive officers are eligible to participate in our 401(k) retirement plan. Matching contributions to the 401(k) plan are at the discretion of the compensation committee of the board of directors.

Change-in-Control and Severance Payments

Each of our executive officers is party to an agreement or offer letter that obligates us to make payments to such executive officer in the event we terminate the executive officer’s employment without cause or the executive officer resigns for good reason. We believe that our severance program is aligned with other comparable local biotechnology companies and provides our executive officers with income protection in the event of an unplanned separation of employment. In addition, we are also obligated to make payments to each of our executive officers, except for Dr. Keegan, if he is terminated within twelve months after a change in control. This is a so-called “double trigger” change in control arrangement because it provides for severance benefits only in the event of a change in control, the first trigger, followed by an employment termination under specified circumstances, the second trigger. We have determined to provide for these change in control arrangements because we recognize that, as is the case with many publicly-held corporations, the possibility of a change in control of our company exists and such possibility, and the uncertainty and questions which it may raise among our executive officers, could result in the departure or distraction of executive officers to the detriment of our company and our stockholders. As a consequence, our compensation committee has determined to provide such change in control related benefits to reinforce and encourage the continued employment and dedication of our executive officers without distraction from the possibility of a change in control and related events and circumstances.

Our 2000 stock incentive plan provides that all plan participants, including our executive officers, are entitled to accelerated vesting of stock options and/or restricted stock awards upon certain events. In the event that a change in control occurs, 50% of the then unvested options of each plan participant, including executive officers, would become immediately exercisable and the restrictions underlying 50% of any restricted stock awards would lapse. In the event any executive officer leaves within one year after a change in control without cause or for good reason (each as defined in the plan), then all remaining unvested stock options and restricted stock awards will become fully vested. Our 2000 stock incentive plan generally defines a change in control as a merger by us with or into another company or a sale of all or substantially all of our assets.

For a further description of the foregoing arrangements, see “Summary Compensation Table,” “Employment Agreements” and “Potential Payments Upon Termination or Change-in-Control.”

Tax and Accounting Considerations

We account for equity compensation paid to our employees under the rules of FASB Codification Topic 718 (formerly FAS 123(R)), which require us to estimate and record an expense over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. To date, these accounting requirements have not impacted our executive compensation programs and practices.

The Internal Revenue Service, pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and to each other officer (other than our chief executive officer and our chief financial officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among the three most highly paid executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The compensation committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the compensation committee believes that such payments are appropriate and in the best interests of us and our stockholders, after taking into consideration changing business conditions and the performance of our employees. We currently have a history of operating losses and have significant net operating loss carryforwards that would have the effect of offsetting future taxable income. As a result, we generally do not consider the tax implications of our executive compensation programs to be meaningful to our operating or financial results. However, we currently intend that all cash compensation that we pay will be deductible by us for tax purposes. In addition, any compensation income attributable to incentive stock options and nonqualified stock options is intended to be exempt from the Section 162(m) deduction limitations by reason of being performance-based compensation. Compensation attributable to restricted stock awards generally will be subject to the deduction limitations.

Summary Compensation Table

The following table sets forth information regarding compensation earned by each of our named executive officers for the fiscal years ending December 31, 2009, 2008 and 2007.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($) (1)	All Other Compensation ($)		Total ($)
Daniel R. Passeri Chief Executive Officer	2009 2008 2007	311,538 384,615 355,000	(2)	— — 60,000	(3)	— — 6,500	(4)	226,410 399,307 272,750	19,000 — 9,000	(6) (6)	556,948 783,922 703,250

Michael P. Gray Chief Operating Officer and Chief Financial Officer	2009 2008 2007	259,615 292,308 293,250	(2)	— — 40,000	(3)	51,423 10,285 —	(5) (5)	135,846 194,328 163,650	19,000 — 9,000	(6) (6)	465,884 496,920 505,900

Mark W. Noel Vice President, Technology Management and Intellectual Property	2009 2008 2007	196,269 206,769 205,500	(2)	— — 20,000	(3)	— — —		56,603 97,206 68,188	14,829 — 4,660	(6) (6)	267,701 303,795 298,348

Changgeng Qian Senior Vice President, Research and Preclinical Development	2009 2008 2007	233,654 245,808 219,250	(2)	— — 40,000	(3)	— — —		135,846 213,371 163,650	18,546 — 8,770	(6) (6)	388,046 459,179 431,670

Mitchell Keegan (7) Vice President, Development	2009	233,654	(2)	—		—		151,474	12,808	(6)	397,936

(1)	The amounts in this column reflect the aggregate grant date fair value of equity awards granted during the respective fiscal year, computed in accordance with FASB Codification Topic 718 and other relevant guidance, for awards pursuant to our 2000 stock incentive plan. Assumptions used in the calculation of these amounts are included in footnote 5 to our audited financial statements for the fiscal year ended December 31, 2009 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2010. During 2007, the officers were issued certain options, the exercisability of which was tied to a performance condition, the occurrence of which was not probable at the date of grant. Therefore, the aggregate grant date fair value related to these options has not been included in the preceding table for 2007. The following table denotes the maximum value of these 2007 options assuming achievement of the performance condition was probable:

Name	Maximum Value of 2007 Performance Condition Options
Daniel R. Passeri	$288,775
Michael P. Gray	173,265
Mark W. Noel	72,194
Changgeng Qian	173,265

(2)	This amount reflects 27 pay periods in 2009 (vs. 26 pay periods for prior years) because the pay period ending January 1, 2010 was paid on December 31, 2009 due to a bank holiday.

(3)	Consists of bonuses approved by the compensation committee and accrued in our financial statements at December 31, 2007, but were not paid until February 2008.
(4)	This amount reflects the dollar amount recognized for financial statement reporting purposes for fiscal 2007, in accordance with FASB Codification Topic 718, of an award pursuant to our 2000 stock incentive plan of 10,000 shares of restricted stock at a purchase price of $0.01 per share, on May 31, 2006, when the fair market value was $1.57 per share and includes only that portion of the stock award that vested during 2007. Assumptions used in the calculation of this amount are included in footnote l to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2007.
(5)	These amounts reflect the dollar amount recognized for financial statement reporting purposes for fiscal 2009 and 2008, respectively, in accordance with FASB Codification Topic 718, of an award pursuant to our 2000 stock incentive plan of 79,113 shares of restricted stock at a purchase price of $0.01 per share, on October 24, 2008, when the fair market value was $0.79 per share and includes only that portion of the stock award that vested during 2009 and 2008, respectively. Assumptions used in the calculation of this amount are included in footnote 5 to our audited financial statements for the fiscal year ended December 31, 2009 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2010.
(6)	Consists of 401(k) contributions made by us.
(7)	Dr. Keegan was not a named executive officer for fiscal years 2007 and 2008.

Grants of Plan-Based Awards

The following table sets forth information regarding awards under our 2000 stock incentive plan to our named executive officers during the fiscal year ended December 31, 2009.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#) (1)		Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards (5)
Daniel R. Passeri	02/05/09	300,000	(2)	$1.07	$226,410
Michael P. Gray	02/05/09	180,000	(2)	1.07	135,846
Mark W. Noel	02/05/09	75,000	(2)	1.07	56,603
Changgeng Qian	02/05/09	180,000	(2)	1.07	135,846
Mitchell Keegan	02/05/09	27,500	(2)	1.07	20,754
	09/02/09	100,000	(3)	2.10	130,720

(1)	Such stock options will expire 10 years from date of grant. Under the terms of the 2000 stock incentive plan, a change in control occurs in the event we merge with or into another company or we sell all or substantially all of our assets. At the time of a change in control, 50% of the then unvested options held by each plan participant, including executive officers, would become immediately exercisable and the restrictions on restricted stock awards would lapse with respect to 50% of the number of shares that otherwise would have first become free from restrictions after the date of the change in control. In addition, under the terms of the 2000 stock incentive plan, in the event an executive officer terminates his employment for good reason (as defined in the plan) or we terminate the executive officer without cause (as defined in the plan) within one year after a change in control, then all options and restricted stock held by the executive officer would become fully vested upon such termination.

(2)	Such stock options will vest over a period of four years with 25% of the shares underlying the grant vesting on February 5, 2010 and an additional 6.25% of the shares vesting on each successive three-month period until the option is fully vested on the fourth anniversary of the grant date, subject to the continued employment of the executive officer.
(3)	Such stock options were granted in connection with the promotion of Dr. Keegan to Vice President, Development on September 2, 2009 and will vest over a period of four years with 25% of the shares underlying the grant vesting on September 2, 2010 and an additional 6.25% of the shares vesting on each successive three-month period until the option is fully vested on the fourth anniversary of the grant date, subject to Dr. Keegan’s continued employment.
(4)	The exercise price per share is equal to the closing price per share of our common stock on the date of grant.
(5)	The amounts shown in this column represent the total grant date fair value of each stock and option award as determined in accordance with FASB Codification Topic 718.

We have entered into employment and indemnification agreements with certain of our named executive officers, as described below under “Employment Agreements” and “Indemnification Agreements.”

Salary and bonus payments accounted for approximately 63.6% of the total compensation of the named executive officers for 2007. Base salary accounted for approximately 55.3% of the total compensation of the named executive officers for 2008. Base salary accounted for approximately 59.5% of the total compensation of the named executive officers for 2009.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards held by our named executive officers as of December 31, 2009.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Daniel R. Passeri	—	300,000			$1.07	2/05/2019
	202,000	—	—		$0.79	10/24/2018
	131,250	168,750	—		$1.43	1/25/2018
	156,250	93,750	250,000	(2)	$1.39	6/06/2017
	352,500	37,500	—		$1.57	5/31/2016
	175,000	—	—		$3.98	6/01/2015
	175,000	—	—		$4.56	6/25/2014
	450,000	—	—		$2.43	5/13/2013
	76,250	—	—		$1.09	9/25/2012
	95,150	—	—		$1.50	6/05/2012
	400,000	—	—		$3.85	9/19/2011
	125,000	—	—		$3.13	4/03/2011
	200,000	—	—		$10.65	11/20/2010
Michael P. Gray	—	180,000	—		$1.07	2/05/2019
	78,750	101,250	—		$1.43	1/25/2018
	93,750	56,250	150,000	(2)	$1.39	6/06/2017
	175,000	25,000	—		$1.57	5/31/2016
	75,000	—	—		$3.98	6/01/2015
	75,000	—	—		$4.56	6/25/2014
	160,000	—	—		$4.95	12/11/2013
	50,000	—	—		$2.43	5/13/2013
	26,250	—	—		$1.09	9/25/2012
	42,844	—	—		$1.50	6/05/2012
	10,000	—	—		$4.72	7/02/2011
	21,500	—	—		$3.13	4/03/2011
	30,000	—	—		$14.50	8/18/2010

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Mark W. Noel	—	75,000	—		$1.07	2/05/2019
	43,000	—	—		$0.79	10/24/2018
	32,812	42,188	—		$1.43	1/25/2018
	39,062	23,438	62,500	(2)	$1.39	6/06/2017
	87,500	12,500	—		$1.57	5/31/2016
	50,000	—	—		$3.98	6/01/2015
	50,000	—	—		$4.56	6/25/2014
	70,000	—	—		$2.43	5/13/2013
	48,000	—	—		$1.09	9/25/2012
	74,100	—	—		$1.50	6/05/2012
	60,000	—	—		$4.38	3/12/2011
Changgeng Qian	—	180,000	—		$1.07	2/05/2019
	51,000	—	—		$0.79	10/24/2018
	78,750	101,250	—		$1.43	1/25/2018
	93,750	56,250	150,000	(2)	$1.39	6/06/2017
	81,250	18,750	—		$1.57	9/13/2016
	40,000	—	—		$1.57	5/31/2016
	15,000	1,000	—		$4.03	1/10/2016
	24,000	—	—		$3.98	6/1/2015
	24,000	—	—		$4.56	6/25/2014
	35,000	—	—		$2.43	5/13/2013
	9,375	—	—		$1.09	9/25/2012
	20,125	—	—		$1.50	6/5/2012
	20,000	—	—		$4.72	7/2/2011
Mitchell Keegan	—	100,000	—		$2.10	9/02/2019
	—	27,500	—		$1.07	2/05/2019
	—	—	18,750	(2)	$0.79	10/24/2018
	56,250	93,750	—		$1.35	5/16/2018

(1)	These stock options will vest over a period of four years with 25% of the shares underlying the grant vesting on the first anniversary of the grant date and an additional 6.25% of the shares vesting during each successive three-month period until the option is fully vested on the fourth anniversary of the grant date, subject to the continued employment of the executive officer unless as otherwise noted. All stock options will expire 10 years from date of grant.

(2)	These stock options will become fully exercisable on the earlier of December 6, 2012 or upon the consummation of a collaboration, licensing or similar agreement relating to at least one of our targeted cancer programs that includes an upfront or similar payment of at least $10,000,000 excluding any equity investment in us. The latter condition was satisfied on March 12, 2010 and therefore these options became fully exercisable on March 12, 2010.

Option Exercises and Stock Vested

The following table summarizes, for each of our named executive officers, the vesting of restricted stock during 2009. None of our named executive officers exercised stock options during 2009.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Daniel R. Passeri	—	—
Michael P. Gray	65,928	98,826
Mark W. Noel	—	—
Changgeng Qian, M.D., Ph.D.	—	—
Mitchell Keegan, Ph.D.	—	—

Employment Agreements

We are party to the following employment arrangements with our executive officers.

Daniel R. Passeri.    On September 18, 2007, we entered into an employment agreement with Mr. Passeri. The agreement is intended to comply with the applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and the final Treasury regulations and guidance issued thereunder. Under the agreement, Mr. Passeri will serve as our president and chief executive officer for the period that commenced on September 18, 2007 and ends on December 31, 2012. Mr. Passeri’s base salary was set at $400,000 per annum subject to annual review by the board. On October 24, 2008, Mr. Passeri’s agreement was amended to reduce Mr. Passeri’s base salary from $400,000 to $300,000 and in consideration of such reduction, Mr. Passeri received an option to purchase 202,000 shares of our common stock at an exercise price of $0.79 per share, with vesting as to one-twelfth of the shares underlying such option on November 24, 2008 and on the 24th day of each month thereafter until the option became fully vested on October 24, 2009. Mr. Passeri’s agreement was also amended to provide for the payment of Mr. Passeri’s fees for preparation of his tax return by a tax professional. Mr. Passeri is entitled to participate in our medical and other benefit programs and may be entitled to receive an annual bonus based on the achievement of specific objectives established by the board. Mr. Passeri is entitled to receive severance benefits under the agreement in the event of his termination without cause or for good reason and he is also entitled to receive certain payments if he is terminated within one year after a change in control. For a description and quantification of such severance and change in control benefits, see “Potential Payments Upon Termination or Change-In-Control.” In addition, the agreement provides for certain indemnification provisions. For a description of such indemnification provisions, see “Indemnification of Executive Officers.”

Michael P. Gray.    On December 15, 2003, we entered into an employment agreement with Mr. Gray, which was amended on October 31, 2006. Under the agreement, Mr. Gray was promoted to Vice President, Finance and Chief Financial Officer effective as of November 27, 2003 at an initial base salary of $185,000 per annum, subject to review as part of our performance review program. In addition, Mr. Gray received an option to purchase 160,000 shares of our common stock to vest over four years, 25% after the first year and 6.25% per quarter over the remainder of the vesting period. On December 14, 2006, Mr. Gray was promoted from Senior Vice President of Finance and Chief Financial Officer to Chief Operating Officer and Chief Financial Officer. On October 24, 2008, Mr. Gray’s agreement was amended to reduce Mr. Gray’s base salary from $300,000 to $250,000 and in consideration of such reduction, Mr. Gray received a restricted stock award of 79,113 shares, at a purchase price of $0.01 per share, with vesting as to one-twelfth of the shares on November 24, 2008 and on the 24th day of each month thereafter until the shares became fully vested on October 24, 2009. Mr. Gray is entitled to receive severance benefits under the agreement in the event of his termination without cause or for good reason and he is also entitled to receive certain payments if he is terminated within one year after a change in control. For a description and quantification of such severance and change in control benefits, see “Potential Payments Upon Termination or Change-In-Control.” In addition, the agreement provides for certain indemnification provisions. For a description of such indemnification provisions, see “Indemnification of Executive Officers.”

Mark W. Noel.    On January 11, 2001, we entered into an employment agreement with Mr. Noel, which was amended on October 31, 2006. Under the agreement, Mr. Noel serves as our Vice President of Technology Management and Intellectual Property, at an initial base salary of $160,000 per annum, subject to review as part of our performance review program. In addition, Mr. Noel received an option to purchase 60,000 shares of our common stock to vest over four years, 25% after the first year and 6.25% per quarter over the remainder of the vesting period. On October 24, 2008, Mr. Noel’s agreement was amended to reduce Mr. Noel’s base salary from $210,000 to $189,000 and in consideration of such reduction, Mr. Noel received an option to purchase 43,000 shares of our common stock at an exercise price of $0.79 per share, with vesting as to one-twelfth of the shares underlying such option on November 24, 2008 and on the 24th day of each month thereafter until the option became fully vested on October 24, 2009. Mr. Noel is entitled to receive severance benefits under the agreement in the event of his termination without cause or for good reason and he is also entitled to receive certain payments if he is terminated within one year after a change in control. For a description and quantification of such severance and change in control benefits, see “Potential Payments Upon Termination or Change-In-Control.” In addition, the agreement provides for certain indemnification provisions. For a description of such indemnification provisions, see “Indemnification of Executive Officers.”

Changgeng Qian, M.D., Ph.D.    On May 2, 2001, we entered into an employment agreement with Dr. Qian, which was amended May 10, 2002. On September 13, 2006, Dr. Qian was promoted to Vice President, Discovery and Preclinical Development at an initial base salary of $200,000 per annum, subject to review as part of our performance review program. In addition, Dr. Qian received an option to purchase 100,000 shares of our common stock to vest over four years, 25% after the first year and 6.25% per quarter over the remainder of the vesting period. Following this promotion, Dr. Qian entered into an amended employment agreement on December 14, 2006, under which Dr. Qian is entitled to receive severance benefits under the agreement in the event of his termination without cause or for good reason and he is also entitled to receive certain payments if he is terminated within one year after a change in control. On October 24, 2008, Dr. Qian’s agreement was amended to reduce Dr. Qian’s base salary from $250,000 to $225,000 and in consideration of such reduction, Dr. Qian received an option to purchase 51,000 shares of our common stock at an exercise price of $0.79 per share, with vesting as to one-twelfth of the shares underlying such option on November 24, 2008 and on the 24th day of each month thereafter until the option became fully vested on October 24, 2009. On February 2, 2010, Dr. Qian was promoted from Vice President, Discovery and Preclinical Development to Senior Vice President, Discovery and Preclinical development at an initial base salary of $275,000 per annum. Dr. Qian is entitled to receive severance benefits under the agreement in the event of his termination without cause or for good reason and he is also entitled to receive certain payments if he is terminated within one year after a change in control. For a description and quantification of such severance and change in control benefits, see “Potential Payments Upon Termination or Change-In-Control.” In addition, the agreement provides for certain indemnification provisions. For a description of such indemnification provisions, see “Indemnification of Executive Officers.”

Mitchell Keegan, Ph.D.    On March 21, 2008, we entered into an employment agreement with Dr. Keegan, under which he served as Executive Director, Drug Development at an initial base salary of $225,000, subject to review as part of our performance review program. Under the terms of the agreement, Dr. Keegan is entitled to receive four months severance benefits in the event of his termination without cause. On September 2, 2009, Dr. Keegan was promoted to Vice President, Development and received an option to purchase 100,000 shares of our common stock to vest over four years, 25% after the first year and 6.25% per quarter over the remainder of the vesting period.

Indemnification of Executive Officers

Our certificate of incorporation provides indemnification of our executive officers for any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action or claim by us) by reason of the fact of that such person serves as an executive officer, to the maximum extent permitted by the General Corporation Law of Delaware. The certificate of incorporation further provides that executive officers may be entitled to additional indemnification, under any agreement or vote of the directors.

Each of our executive officer employment agreements, except for Dr. Keegan’s agreement, also provides that we will indemnify each such executive officer for claims arising in his capacity as our executive officer, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, our best interests. With respect to any criminal proceeding, the executive officer must have no reasonable cause to believe that the conduct was unlawful. If the claim is brought by us or on our behalf, we will not be obligated to indemnify the executive officer if the executive officer is found liable to us, unless the court determines that, despite the adjudication of liability, in view of all the circumstances of the case the executive officer is fairly and reasonably entitled to be indemnified. In the event that we do not assume the defense of a claim against the executive officer, we are required to advance his expenses in connection with his defense, provided that he undertakes to repay all amounts advanced if it is ultimately determined that he is not entitled to be indemnified by us. We will require that any successor to our business assumes and agrees to perform our obligations under the indemnification provisions.

In connection with our indemnification obligations we have and intend to maintain director and officer liability insurance, if available.

Potential Payments Upon Termination or Change-in-Control

Each of the above-described employment agreements with our executive officers, except for Dr. Keegan’s agreement, also provides that in the event we terminate the executive officer’s employment without cause or if the executive officer resigns for good reason (each as defined in the agreements), including a termination within twelve months after a change in control of the company, the executive officer will receive: (1) his base salary (as defined in the agreement) accrued through the last day of employment; (2) continuation of his then base salary or a portion thereof for the periods and amounts described in the table below, and (3) payment of a portion of the executive officer’s COBRA premiums, which is calculated as the difference between the COBRA premium and the amount as paid by the employee for medical/dental insurance, for the periods and amounts described in the table below. In order for our executive officers to receive these severance payments, the executive officer must execute a general release of all claims against the company, its employees, officers, directors and agents in a form acceptable to us.

If any of Messrs. Gray or Noel, or Dr. Qian are considered “specified employee(s)” on the date of their termination within the meaning of Section 409A(a)(2)(B)(ii) of the Internal Revenue Code and the regulations thereunder, and any payments to be paid or provided to these executive officers constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code, then the severance and benefit payments per the table below will be delayed by a period of six months and will be paid in a lump sum in the seventh month following the date of termination. In the case of Mr. Passeri, if Mr. Passeri is considered a “specified employee” on the date of his termination, then Mr. Passeri’s severance and benefit payments will be paid within the short-term deferral period, which means the period ending on the later of the of 15th day of the third month following the end of the employee’s tax year in which Mr. Passeri’s separation from service occurs and the 15th day of the third month following the end of the Company’s tax year in which Mr. Passeri’s separation from service occurs, and shall be treated as a short-term deferral within the meaning of Treasury Regulation Section 1.409A-1(b)(4) to the maximum extent permissible under Section 409A of the Code. If Mr. Passeri’s severance and benefit payments are not paid within the short-term deferral period then such payments will be delayed by a period of six months and will be paid in a lump sum in the seventh month following the date of termination.

Pursuant to the terms of the 2000 stock incentive plan, at the time of a change in control, 50% of the then-unvested options to purchase our common stock held by each plan participant, including executive officers, would become immediately exercisable and the forfeiture restrictions on all outstanding restricted stock awards would lapse with respect to 50% of the number of shares that otherwise would have first become free from such forfeiture restrictions after the date of the change in control. In addition, in the event an executive officer terminates his employment for good reason (as defined in the plan) or we terminate the executive officer without cause (as defined in the plan) within one year after such change in control, then all options and restricted stock held by the executive officer would become fully vested and/or free of all forfeiture restrictions, as applicable, upon such termination.

The table below sets forth the payments to each of our named executive officers upon a termination event described above, assuming such termination event occurred on December 31, 2009, the last day of our most recently completed fiscal year.

Name	Severance Term in Months	Severance Upon Termination ($)	Value of Equity Acceleration (1)	Benefits Upon Termination ($)	Total Benefits
Daniel R. Passeri Chief Executive Officer	Twelve	$400,000	$1,663,500	$14,881	$2,078,381

Michael P. Gray, Chief Operating Officer and Chief Financial Officer	Six	$150,000	$1,002,300	$6,882	$1,159,182

Mark W. Noel, Vice President Technology Management and Intellectual Property	Six	$105,000	$421,127	$7,440	$533,567

Changgeng Qian, M.D., Ph.D., Senior Vice President Discovery and Preclinical Development	Six	$125,000	$991,800	$7,440	$1,124,240

Mitchell Keegan, Ph.D., Vice President Development	Four	$75,000	$399,200	$4,588	$478,788

(1)	Assumes the exercise and sale of all in-the-money outstanding options held by each named executive officer on December 31, 2009, on which the closing price of our common stock on the Nasdaq Global Market was $3.25.

Director Compensation Table

The following table sets forth a summary of the compensation earned by or paid to our non-employee directors in 2009:

Name	Fees Earned or Paid In Cash ($)		Option Awards ($) (1) (2)	All Other Compensation ($)		Total ($)
Susan B. Bayh	$29,750		$18,868	$—		$48,618
Joseph M. Davie	22,500		18,868	25,000	(3)	66,368
Martyn D. Greenacre	32,750		18,868	—		51,618
Kenneth I. Kaitin	22,500		18,868	—		41,368
James R. McNab, Jr.	132,750	(4)	71,697	19,402	(5)	223,849
James R. Tobin	27,500		18,868	—		46,368

(1)	The amounts in this column reflect the grant date fair value of awards made to such individual in accordance with FASB Codification Topic 718 and other relevant guidance, excluding forfeitures, for awards in 2009 pursuant to our 2000 director stock option plan and 2000 stock incentive plan. Assumptions used in the calculation of these amounts are included in footnote 5 to our audited financial statements for the fiscal year ended December 31, 2009 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2010.
(2)	At December 31, 2009, none of our non-employee directors held stock awards but each held options to purchase shares of our common stock as follows:

Director	Aggregate Number of Stock Options
Susan B. Bayh	281,250
Joseph M. Davie	255,000	*
Martyn D. Greenacre	405,000
Kenneth I. Kaitin	115,000
James R. McNab, Jr.	550,000
James R. Tobin	455,000

*	This number also includes an option to purchase 35,000 shares of our common stock that was granted to Dr. Davie on September 14, 2006 in consideration for his services as Chairman of our Scientific Advisory Board.
(3)	Represents a payment made by us to Dr. Davie in 2009 in consideration for his services as Chairman of the Scientific Advisory Board pursuant to a scientific advisory and consulting agreement dated September 14, 2006 by and between us and Dr. Davie. Under the advisory agreement, Dr. Davie agreed to serve as Chairman of our Scientific Advisory Board and to provide consulting and advisory services on our proprietary drug discovery and development programs, including but not limited to the areas of developmental biology, oncology, neurobiology and other therapeutic and diagnostic applications. The term of the advisory agreement is for a period of five years. Either party may terminate the agreement by providing thirty days’ written notice to the other party. In consideration for the services rendered by Dr. Davie under the advisory agreement, we agreed to pay Dr. Davie an annual retainer of $25,000, which became effective on June 19, 2007. As additional consideration, on September 14, 2006 we granted Dr. Davie an option to purchase 35,000 shares, pursuant to our 2000 stock incentive plan, at an exercise price of $1.72 per share, which was the closing price of our common stock on the date of grant.

(4)	On June 1, 2005, we entered into an agreement for service as chairman of the board of directors with James McNab. As chairman of the board of directors, Mr. McNab receives a cash payment of $10,000 per month plus board attendance fees.
(5)	Consists of payments made by us to reimburse the cost of Mr. McNab’s annual health insurance expense.

Non-employee directors receive an initial stock option grant and annual stock option grants. In addition, non-employee directors, other than Mr. McNab, receive an annual cash retainer of $15,000 and an additional $5,000 payment for committee chairperson services. Directors are paid additional cash compensation in the amount of $1,500 for each board or committee meeting attended in person and $750 for telephonic meetings. In addition, directors are reimbursed for reasonable out-of-pocket expenses that are incurred due to attendance at board or committee meetings. Directors who are our employees are not compensated for their attendance at board or committee meetings.

Indemnification of Directors

Our certificate of incorporation provides indemnification of our directors for any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action or claim by the company) by reason of the fact of that such person serves as a director, to the maximum extent permitted by the General Corporation Law of Delaware. The certificate of incorporation further provides that directors may be entitled to additional indemnification, under any agreement or vote of the directors.

On June 1, 2005 we entered into indemnification agreements with our directors, except for Daniel Passeri. The indemnification provisions apply to each director and state that we will indemnify them for claims arising in his or her capacity as our director, provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests. With respect to any criminal proceeding, the director must have no reasonable cause to believe that the conduct was unlawful. If the claim is brought by us or on our behalf, we will not be obligated to indemnify the director if the director is found liable to us, unless the court determines that, despite the adjudication of liability, in view of all the circumstances of the case, the director is fairly and reasonably entitled to be indemnified. In the event that we do not assume the defense of a claim against the director, we are required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us. We will require that any successor to our business assumes and agrees to perform our obligations under the indemnification provisions.

In connection with our indemnification obligations we have and intend to maintain director and officer liability insurance, if available on reasonable terms.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2009, the members of our compensation committee were Ms. Bayh, Mr. Tobin and Dr. Kaitin, none of whom was a current or former officer or employee and none of whom had any related person transaction involving the company.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis, required by Item 402(b) of Regulation S-K with Curis’ management. Based on this review and discussion, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the compensation committee of our board of directors.

James R. Tobin (Chair)

Susan B. Bayh

Kenneth I. Kaitin

PROPOSAL 2—Approval of 2010 Stock Incentive Plan

On April 6, 2010, our board of directors adopted, subject to stockholder approval, the 2010 Stock Incentive Plan, or the 2010 Plan. Up to 6,000,000 shares of our common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2010 Plan.

The 2010 Plan is intended to replace both our 2000 Stock Incentive Plan, or 2000 Plan, which expired by its terms on March 28, 2010, and our 2000 Director Plan, for which there are currently no shares available for future grant. As of April 6, 2010, options to purchase an aggregate of 12,097,689 shares of common stock were outstanding under these plans as follows:

•

options to purchase 11,722,689 shares of common stock were outstanding under the 2000 Plan, which options have a weighted-average exercise price of $2.45 and a weighted-average remaining term of 5.97 years; and

•

options to purchase 375,000 shares of common stock were outstanding under the 2000 Director Plan, which options have a weighted-average exercise price of $3.39 and a weighted-average remaining term of 4.7 years.

No additional option grants or other awards will be made under either the 2000 Plan or the 2000 Director Plan, although all outstanding awards under these plans will remain in effect.

Our board believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel.

Description of the 2010 Plan

The following is a summary of the 2010 Plan, a copy of which is attached as Exhibit A to this proxy statement.

Number of Shares Available for Award

Up to 6,000,000 shares of our common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2010 Plan.

The 2010 Plan uses a “fungible share” concept under which each share of stock subject to awards granted as options and stock appreciation rights, or SARs, cause one share per share under the award to be removed from the available share pool, while each share of stock subject to awards granted as restricted stock, restricted stock units, other stock-based awards or performance awards where the price charged for the award is less than 100% of the fair market value of our common stock will cause 1.22 shares per share under the award to be removed from the available share pool. Shares covered by awards under the 2010 Plan that are forfeited, cancelled or otherwise expire without having been exercised or settled, or that are settled by cash or other non-share consideration, become available for issuance pursuant to a new award and will be credited back to the pool at the same rates described above. Shares that are tendered or withheld to pay the exercise price of an award or to satisfy tax withholding obligations are not available for issuance pursuant to new awards. Shares are subtracted for exercises of SARs using the proportion of the total SAR that is exercised, rather than the number of shares actually issued.

Types of Awards

The 2010 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, and cash-based awards as described below, which we refer to collectively as Awards.

Incentive Stock Options and Non-statutory Stock Options.    Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted only with an exercise price that is equal to or greater than the fair market value of the common stock on the date of grant. Under present law, incentive stock options granted to optionees holding more than 10% of the voting power of Curis may not have an exercise price that is less than 110% of the fair market on the date of grant. Options may not be granted for a term in excess of ten years (five years in the case of incentive stock options granted to optionees holding more than 10% of the voting power of Curis). The 2010 Plan permits the following forms of payment of the exercise price of options:

•	cash or check;

•

subject to certain conditions, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to us sufficient funds to pay the exercise price and any required tax withholding or delivery by the participant to us of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to us cash or a check sufficient to pay the exercise price and any required tax withholding;

•	subject to certain conditions, delivery of shares of common stock owned by the participant valued at their fair market value;

•	to the extent provided for in the applicable nonstatutory stock option agreement or approved by the board in its sole discretion, by delivery of a notice of “net exercise” to us;

•	any other lawful means; or

•	any combination of these forms of payment.

An option that vests solely based on the passage of time will not vest earlier than the first anniversary of its date of grant, unless the Option is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the participant. Notwithstanding the foregoing, the board, either at the time the Option is granted or at any time thereafter, may allow an Option to accelerate and become vested, in whole or in part, prior to the first anniversary of its date of grant, if the participant dies or becomes disabled, the participant’s employment by or service to us is terminated under specified circumstances, or in the event of a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

Stock Appreciation Rights.    A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock over the measurement price specified in the applicable SAR agreement. The measurement price may not be less than 100% of the fair market value on the date the SAR is granted; provided that if our board approves the grant of an SAR effective as of a future date, the measurement price may be not less than 100% of the fair market value on such future date. SARs may be granted independently or in tandem with an Option.

Restricted Stock Awards.    Restricted Stock Awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Restricted Stock Unit Awards.    Restricted Stock Unit Awards entitle the recipient to receive shares of common stock to be delivered at the time such shares vest (or on a deferred basis) pursuant to the terms and conditions established by our board.

Other Stock-Based Awards.    Under the 2010 Plan, our board has the right to grant other Awards based upon the common stock having such terms and conditions as our board may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of Awards entitling recipients to receive shares of common stock to be delivered in the future. Our board may also grant performance awards or cash-based awards.

Performance Conditions.    The compensation committee may determine, at the time of grant, that a Restricted Stock Award or Other Stock-Based Award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. Performance Awards can also provide for cash payments of up to $1,000,000 per calendar year per individual. The performance criteria for each such Award will be based on one or more of the following measures:

•

the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right;

•

the achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies;

•	the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development;

•	the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials;

•	the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets;

•	new product or service releases;

•	the achievement of qualitative or quantitative performance measures set forth in operating plans approved by our board from time to time;

•

specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings; and

•	achievement of balance sheet or income statement objectives or total stockholder return.

Such performance goals may be adjusted to exclude any one or more of:

•	extraordinary items,

•	gains or losses on the dispositions of discontinued operations,

•	the cumulative effects of changes in accounting principles,

•	the writedown of any asset, and

•	charges for restructuring and rationalization programs.

Such performance goals may vary by participant and may be different for different Awards; may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the compensation committee; and will be set by the compensation committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). The compensation committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and may not waive the achievement of the applicable performance measures except in the case of the participant’s death or disability or a change in control.

We believe that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect us.

Transferability of Awards

Except as our board may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

Our employees, officers and directors, as well as consultants and advisors to us are eligible to be granted Awards under the 2010 Plan. Under present law, however, incentive stock options may only be granted to our employees or those of our present or future parent or subsidiary corporations.

The maximum number of shares with respect to which Awards may be granted to any participant under the 2010 Plan may not exceed 1,000,000 shares per calendar year. For purposes of this limit, the combination of an Option in tandem with SAR is treated as a single award.

Plan Benefits

As of April 6, 2010, approximately 45 persons were eligible to receive Awards under the 2010 Plan, including five executive officers and six non-employee directors. The granting of Awards under the 2010 Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

On April 6, 2010, the last reported sale price of our common stock on the Nasdaq Global Market was $3.20.

Administration

The 2010 Plan is administered by our board. Our board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2010 Plan and to interpret the provisions of the 2010 Plan. Our board may construe and interpret the terms of the 2010 Plan and any Award agreements entered into under the 2010 Plan. Pursuant to the terms of the 2010 Plan, our board may, subject to certain limitations, delegate authority under the 2010 Plan to one or more committees or subcommittees of our board. Discretionary Awards to non-employee directors may be granted and administered only by our board or a committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules. Subject to certain limitations, the board may delegate to one or more officers the power to grant Options and other Awards that are treated as rights under Delaware law and to exercise such other powers under the 2010 Plan as the board may determine.

Subject to any applicable limitations contained in the 2010 Plan, our board or any committee to whom our board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the common stock), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of common stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

Adjustments for Changes in Common Stock and Certain Other Events

Our board is required to make appropriate adjustments in connection with the 2010 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2010 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as:

•

any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled;

•	any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction; or

•	our liquidation or dissolution.

In connection with a Reorganization Event, our board of directors or the compensation committee may take any one or more of the following actions as to all or any outstanding Awards (other than Restricted Stock) on such terms as the board or compensation committee determines:

•	provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•

upon written notice, provide that all unexercised stock options or other unexercised awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice;

•	provide that outstanding awards will become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such Reorganization Event;

•

in the event of a Reorganization Event under the terms of which holders of our common stock will receive, upon consummation thereof, a cash payment for each share surrendered in the Reorganization Event, or “Acquisition Price”, make or provide for a cash payment to an award holder equal to (i) the Acquisition Price times the number of shares of our common stock subject to the holder’s awards (to the extent the exercise price does not exceed the Acquisition Price) minus (ii) the aggregate exercise price of all the holder’s outstanding awards, in exchange for the termination of such awards;

•	provide that, in connection with a liquidation or dissolution of our company, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof); and

•	any combination of the foregoing.

Upon the occurrence of a Reorganization Event other than a liquidation or dissolution, our repurchase and other rights with respect to outstanding Restricted Stock shall inure to the benefit of our successor and shall, unless our board of directors determines otherwise, apply to the cash, securities or other property which the common stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that our board of directors may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between us and a 2010 Plan participant, either initially or by amendment. Upon the occurrence of a Reorganization Event involving a liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

Unless otherwise provided for in the instrument evidencing any stock option or any other agreement between us and a 2010 Plan participant, effective immediately prior to a “Change in Control Event” (as this term is defined in the 2010 Plan), the vesting schedule of all Options and Restricted Stock Awards then outstanding shall be accelerated in part so that one-half of the number of shares that would otherwise have first become vested and/or free from restrictions and conditions on any date after the date of the Change in Control Event shall immediately become exercisable. The remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such Option or Restricted Stock Award, with one-half of the number of shares that would otherwise have become vested and/or free from restrictions and conditions on each subsequent vesting date in accordance with the original schedule becoming vested on each such subsequent vesting date; provided, however, that each such Option and Restricted Stock Award shall be immediately exercisable in full and/or free from restrictions and conditions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the Acquiring Corporation (as this term is defined in the 2010 Plan) is terminated for Good Reason (as this term is defined in the 2010 Plan) by the Participant or is terminated without Cause (as this term is defined in the 2010 Plan) by the Company or the Acquiring Corporation.

Our board of directors may specify in an award at the time of grant the effect of a Change in Control Event on an SAR or Other Stock-Based Award.

Except as described above, our board of directors or the compensation committee may at any time provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of our common stock covered by such award will again be available for grant under the 2010 Plan, subject, in the case of incentive stock options, to any limitations under the Code.

Substitute Awards

In connection with a merger or consolidation of an entity with us or the acquisition by us of property or stock of an entity, our board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as our board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the 2010 Plan. Substitute Awards will not count against the overall share limit or any sublimits under the 2010 Plan, except as may be required by the Code.

Restrictions on Repricing

Unless our stockholders approve such action (or it is appropriate under a change in capitalization, a reorganization event, or a Change in Control Event), the 2010 Plan provides that we may not:

•	amend any outstanding stock option or SAR granted under the 2010 Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding award;

•

cancel any outstanding option or SAR (whether or not granted under the 2010 Plan) and grant in substitution therefor new awards under the 2010 Plan (other than as substitute awards as described above) covering the same or a different number of shares of common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled award;

•	cancel for cash any options or SARs that then have exercise prices per share below the fair market value of our common stock; or

•	take any other action that that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.

Provisions for Foreign Participants

Our board of directors or the compensation committee may modify Awards granted to participants who are foreign nationals or employed outside the United States, or establish subplans or procedures under the 2010 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be made under the 2010 Plan after June 3, 2020 but awards previously granted may extend beyond that date. Our board of directors may at any time amend, suspend or terminate the 2010 Plan; provided that, to the extent determined by the board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained.

Subject to certain limitations, the board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option.

If the stockholders do not approve the adoption of the 2010 Plan, the 2010 Plan will not go into effect, and we will not grant any Awards under the 2010 Plan. In such event, our board of directors will consider whether to adopt alternative arrangements based on its assessment of our needs.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2010 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the 2010 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to Us

There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board Recommendation

OUR BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION OF THE 2010 STOCK INCENTIVE PLAN IS IN THE BEST INTERESTS OF CURIS AND OUR STOCKHOLDERS AND, THEREFORE, RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2010 PLAN AND THE RESERVATION OF 6,000,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

PROPOSAL 3—Approval of Curis 2010 Employee Stock Purchase Plan

On April 6, 2010, our board of directors adopted, subject to stockholder approval, the 2010 Employee Stock Purchase Plan, or 2010 ESPP, pursuant to which up to 500,000 shares of our common stock (subject to adjustment in the event of stock splits and other similar events) are available for future sale thereunder.

The 2010 ESPP is intended to replace our 2000 Employee Stock Purchase Plan, or 2000 ESPP. Upon approval of the 2010 ESPP by our stockholders, the 2000 ESPP will be terminated. Upon the termination of the 2000 ESPP, no further awards will be made thereunder.

The purpose of the 2010 ESPP is to provide our eligible employees, and those of any subsidiary designated by the board of directors or a committee appointed by the board, which we refer to as a designated subsidiary, with opportunities to purchase shares of our common stock through accumulated payroll deductions. Our board of directors believes that the 2010 ESPP is in the best interests of Curis and its stockholders.

The following is a summary of the 2010 ESPP. This summary is qualified in its entirety by reference to the 2010 ESPP, a copy of which is attached as Exhibit B to this proxy statement. You may also obtain a copy of the 2010 ESPP by accessing the proxy statement as filed with the SEC on the Internet at www.sec.gov, by accessing the Investors section of our website at www.curis.com, or by contacting our Secretary.

Administration

The 2010 ESPP will be administered by our board of directors or by a committee appointed by our board of directors. Our board of directors or such committee is authorized to make rules and regulations for the administration of the 2010 ESPP.

Eligibility

All of our employees are eligible to participate in the 2010 ESPP provided that they:

•	are customarily employed by us or a designated subsidiary for more than five months in a calendar year and for more than 20 hours a week;

•	have been employed by us or a designated subsidiary for at least six months prior to enrolling in the 2010 ESPP; and

•	are an employee of ours or a designated subsidiary on the first day of the applicable offering period.

No employee will be eligible to participate in the 2010 ESPP if he or she owns five percent or more of the total combined voting power or value of our stock or that of any subsidiary immediately after the grant of an option under the 2010 ESPP. No employee may be granted an option under the 2010 ESPP which permits his or her rights to purchase common stock under the 2010 ESPP and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of Curis and our subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of the common stock (determined at the date the option is granted) for each calendar year in which the option is outstanding at any time. We retain the discretion to determine which eligible employees may participate in an offering. As of April 6, 2010, approximately 35 of our employees would have been eligible to participate in the 2010 ESPP.

Offerings; Number and Purchase Price of Shares

The 2010 ESPP consists of semi-annual offerings, which commence on June 15 and December 15 (unless the board of directors or the committee provides for a different offering period, not to exceed 12 months). Each offering commencement period will begin a six-month offering period during which payroll deductions will be made and held for the purchase of shares at the end of that period.

Prior to each offering commencement date, an eligible employee may participate in the offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office. The form will authorize a regular payroll deduction from the employee’s compensation during the offering period. Unless an employee files a new form or withdraws from the 2010 ESPP, his or her deductions and purchases will continue at the same rate for future offerings as long as the 2010 ESPP remains in effect.

If the 2010 ESPP is approved by our stockholders, a total of up to 500,000 shares may be purchased under the 2010 ESPP. An employee may elect to have up to 15% deducted from his or her compensation for the purpose of purchasing stock under the 2010 ESPP (unless the board of directors or the committee, at its discretion, designates a lower maximum contribution rate) and we will maintain payroll deduction accounts for each employee based on his or her election. At the beginning of each offering period, each employee will be granted an option to purchase, on the last day of the offering period (which we refer to as the exercise date), at the applicable option price, the number of shares of common stock determined by dividing $2,083 by the number of full months in the offering period and dividing the result by the closing price of the common stock on the first day of the offering period. Our board of directors or the committee will determine the option price for each offering period, which may be based on the lesser of the closing price of the common stock on (i) the first business day of the offering period or (ii) the exercise date, or based solely on the closing price of the common stock on the exercise date; provided, however, that the option price must be at least 85% of the applicable closing price. In the absence of an alternative determination by our board of directors or the committee, the option price will be 85% of the lesser of the closing price of the common stock on (i) the first business day of the offering period or (ii) the exercise date. Each employee’s option will automatically be exercised on the exercise date using his or her payroll contributions, subject to the maximum share limit described above. Any balance remaining in an employee’s payroll deduction account at the end of an offering period will be automatically refunded to the employee, except that any balance that is less than the purchase price of one share of common stock will be carried forward into the employee’s payroll deduction account for the next offering period. If we receive requests from employees to purchase more than the number of shares available during any offering period, the available shares will be allocated on a pro rata basis to subscribing employees.

An employee may decrease or discontinue his or her payroll deduction once during an offering period; however an employee may not increase his or her payroll deduction during an offering period. An employee may withdraw the entire balance in his or her account at any time prior to the close of business on the last business day in an offering period, but may not begin participation again for the remainder of the offering period. Partial withdrawals are not permitted. An employee may participate in any subsequent offering in accordance with the terms and conditions established by our board of directors or the committee. If an employee discontinues his or her payroll deductions but does not withdraw his or her funds, funds deducted prior to such election to discontinue will be applied to the purchase of common stock on the exercise date. On April 6, 2010, the closing sale price of our common stock on the NASDAQ Global Market was $3.20.

Termination of Employment or Death

If an employee’s employment terminates, including by death, prior to the last business day of an offering period, no payroll deduction will be taken from any pay due to the employee and the balance of the employee’s account will be paid to the employee or, in the event of the employee’s death, to the executor or administrator of the employee’s estate, or if no executor or administrator has been appointed, to such person as we may designate.

Adjustments for Changes in Capitalization

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of common stock other than an ordinary cash dividend, (i) the number and class of securities available under the 2010 ESPP, (ii) the share purchase limitations, and (iii) the option price will be equitably adjusted to the extent determined by our board of directors or the committee.

Adjustments Upon Reorganization Event

The 2010 ESPP defines a “reorganization event” as:

•

any merger or consolidation of us with or into another entity as a result of which all of the common stock converts into or is exchanged for the right to receive cash, securities or other property or is cancelled;

•	any transfer or disposition of all our common stock for cash, securities or other property pursuant to a share exchange transaction or other transaction; or

•	any liquidation or dissolution of us.

If a reorganization event occurs, our board of directors or the committee may take any one or more, or any combination, of the following actions as to outstanding options on such terms as our board of directors or the committee determines:

•	provide that options will be assumed, or substantially equivalent options will be substituted, by the acquiring or succeeding corporation;

•

upon written notice to employees, provide that all outstanding options will be terminated immediately prior to the consummation of the reorganization event and will become exercisable to the extent of accumulated payroll deductions as of a date specified by our board of directors or the committee in such notice (which date may not be less than 10 days preceding the effective date of the reorganization event);

•

upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to employees on such date;

•

in the event of a reorganization event under the terms of which holders of common stock will receive upon consummation of the event a cash payment for each share surrendered in the reorganization event (the acquisition price), designate the date of the consummation of the reorganization event as the last day of the offering period and make or provide for a cash payment to an employee equal to:

•	the acquisition price times the number of shares of common stock that the employee’s accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the option price, where the acquisition price is treated as the fair market value of the common stock on the last day of the applicable offering period for purposes of determining the option price, and where the number of shares that could be purchased is subject to the share purchase limitations described above, minus

•	the result of multiplying such number of shares by such option price;

•	provide that, in connection with our liquidation or dissolution, options will convert into the right to receive liquidation proceeds (net of the option price thereof); and

•	any combination of the foregoing.

Termination and Amendment of Plan

Our board may at any time terminate, amend or suspend the 2010 ESPP. However, (i) no amendment may be made to the 2010 ESPP without approval of our stockholders if approval of such amendment is required by Section 423 of the Code and (ii) no amendment may be made that would cause the 2010 ESPP to fail to comply with Section 423 of the Code. Upon termination of the 2010 ESPP, all amounts in the accounts of employees will be promptly refunded.

Grants to Employees in Foreign Jurisdictions

We may, in order to comply with the laws of a foreign jurisdiction, grant options to our employees or those of a designated subsidiary who are citizens or residents of that foreign jurisdiction with terms that are less favorable (but not more favorable) than the terms of the options granted under the 2010 ESPP to our employees or those of a designated subsidiary who are resident in the United States.

In addition, our employees or those of a designated subsidiary who are citizens or residents of a foreign jurisdiction may not be eligible under the 2010 ESPP if granting an option to a citizen or resident of the foreign jurisdiction is prohibited under the laws of that foreign jurisdiction or complying with the laws of the foreign jurisdiction would cause the 2010 ESPP to violate Section 423 of the Code.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the 2010 ESPP and with respect to the sale of common stock acquired under the 2010 ESPP. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Employees

An employee will not have income upon enrolling in the 2010 ESPP or upon purchasing shares at the end of an offering.

An employee may have both compensation income and capital gain income or both compensation income and a capital loss upon the sale of shares that were acquired under the 2010 ESPP. The amount of each type of income and loss will depend on when the employee sells the shares.

If the employee sells the shares more than two years after the commencement of the offering during which the shares were purchased and more than one year after the date that the employee purchased the shares, then the employee will have compensation income equal to the lesser of:

•	15% of the value of the shares on the day the offering commenced; and

•	the employee’s profit (the excess of the sales proceeds over the purchase price).

Any excess profit will be long-term capital gain. If the employee sells the shares at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the employee sells the shares prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the employee will have compensation income equal to the value of the shares on the day he or she purchased the shares less the purchase price. If the employee’s profit exceeds the compensation income, then the excess profit will be capital gain. If the employee’s profit is less than the compensation income, then the employee will have a capital loss equal to the value of the shares on the day he or she purchased the shares less the sales proceeds. This capital gain or loss will be long-term if the employee has held the shares for more than one year and otherwise will be short-term.

Tax Consequences to Curis

There will be no tax consequences to us except that we will be entitled to a deduction when an employee has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

New Plan Benefits

Because participation under the 2010 ESPP is a voluntary election by our employees, we are not able to determine the benefits that will be available in the future to particular individuals.

Our executive officers have an interest in this proposal as they may purchase shares under the 2010 ESPP.

Board Recommendation

OUR BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE 2010 EMPLOYEE STOCK PURCHASE PLAN IS IN THE BEST INTERESTS OF CURIS AND OUR STOCKHOLDERS AND, THEREFORE, RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

PROPOSAL 4—RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since April 26, 2002. Although stockholder approval of the audit committee’s selection of PricewaterhouseCoopers LLP is not required by law, the board and the audit committee believe that it is advisable to give stockholders an opportunity to ratify this selection. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the audit committee will reconsider the matter. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting to respond to appropriate questions and to make a statement if he or she so desires.

Board Recommendation

OUR BOARD OF DIRECTORS BELIEVES THAT THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSE COOPERS LLP AS CURIS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2010 IS IN THE BEST INTERESTS OF CURIS AND OUR STOCKHOLDERS AND THEREFORE, RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

OTHER MATTERS

The board knows of no other business that will be presented for consideration at the meeting other than that described above. However, if any other business should come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote, or otherwise act, in accordance with their best judgment on such matters.

Stockholder Proposals for 2011 Annual Meeting

Any proposal that a stockholder of Curis wishes to be considered for inclusion in our proxy statement and proxy for the 2011 annual meeting of stockholders must be submitted to our secretary at our offices, 45 Moulton Street, Cambridge, Massachusetts 02138, no later than December 22, 2010.

If a stockholder of Curis wishes to present a proposal at the 2011 annual meeting, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy, such stockholder must also give written notice to our secretary at the address noted above. The secretary must receive such notice not less than 60 days nor more than 90 days’ prior to the 2011 annual meeting; provided that, in the event that less than 70 days’ notice or prior public disclosure of the date of the 2011 annual meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. The date of our 2011 annual meeting has not yet been established, but assuming it is held on June 3, 2011, in order to comply with the time periods set forth in our by-laws, appropriate notice for the 2011 annual meeting would need to be provided to our secretary no earlier than March 5, 2011, and no later than April 4, 2011. If a stockholder fails to provide timely notice of a proposal to be presented at the 2011 annual meeting, the proxies designated by the board will have discretionary authority to vote on any such proposal.

Solicitation of Proxies

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on our review of copies of reports filed by the reporting persons furnished to us, we believe that during the fiscal year ended December 31, 2009, the reporting persons complied with all Section 16(a) filing requirements.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or our 2009 annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document if you write or call us at the following address or telephone number: 45 Moulton Street, Cambridge, Massachusetts 02138, Attention: Secretary, (617) 503-6500. If you want separate copies of the proxy statement and 2009 annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.

THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

By Order of the Board of Directors,

/s/    Michael P. Gray

Michael P. Gray, Secretary

Cambridge, Massachusetts

April 21, 2010

Exhibit A

CURIS, INC.

2010 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2010 Stock Incentive Plan (the “Plan”) of Curis, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7), Other Stock-Based Awards and Cash-Based Awards (each as defined in Section 8).

3.	Administration and Delegation

(a)    Administration by Board of Directors.    The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)    Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)    Delegation to Officers.    To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such

Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant such Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant Restricted Stock, unless Delaware law then permits such delegation.

(d)    Awards to Non-Employee Directors.    Discretionary Awards to non-employee directors may be granted and administered only by the Board or a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules (the “Independent Committee”).

4.	Stock Available for Awards

(a)    Number of Shares; Share Counting.

(1)    Authorized Number of Shares.    Subject to adjustment under Section 10, Awards may be made under the Plan for up to 6,000,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2)    Fungible Share Pool.    Subject to adjustment under Section 10, any Award that is not a Full-Value Award shall be counted against the share limit specified in Section 4(a)(1) as one share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limit specified in Section 4(a)(1) as 1.22 shares for each one share of Common Stock subject to such Full-Value Award. “Full-Value Award” means any Restricted Stock Award, Other Stock-Based Award or Performance Awards with a per share price or per unit purchase price lower than 100% of Fair Market Value (as defined below) on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.22 shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with 1.22 shares.

(3)    Share Counting.    For purposes of counting the number of shares available for the grant of Awards under the Plan:

(A)    all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B)    if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(C)    shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(D)    shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b)    Section 162(m) Per-Participant Limit.    Subject to adjustment under Section 10, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award. The per Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(c)    Substitute Awards.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a)    General.    The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b)    Incentive Stock Options.    An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Curis, Inc., any of Curis, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock

Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c)    Exercise Price.    The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) per share of Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date. “Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:

(1)    if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

(2)    if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the date of grant; or

(3)    if the Common Stock is not publicly traded, the Board will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise.

For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

The Board has sole discretion to determine the Fair Market Value for purposes of the Plan, and all Awards are conditioned on the participants’ agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.

(d)    Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e)    Exercise of Options.    Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f)    Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)    in cash or by check, payable to the order of the Company;

(2)    except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)    to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)    to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

(5)    to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6)    by any combination of the above permitted forms of payment.

(g)    Limitation on Repricing.    Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share below the then-current Fair Market Value, other than pursuant to Section 10, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

(h)    Minimum Vesting.    Other than with respect to Options granted to non-employee directors, no Option that vests solely based on the passage of time shall vest earlier than the first anniversary of its date of grant, unless the Option is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the Participant. Notwithstanding the foregoing, the Board, either at the time the Option is granted or at any time thereafter, may allow an Option to accelerate and become vested, in whole or in part, prior to the first anniversary of its date of grant, in the event of the death or disability of the Participant; the termination of the Participant’s employment by or service to the Company under specified circumstances; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

6.	Stock Appreciation Rights

(a)    General.    The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b)    Measurement Price.    The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(c)    Duration of SARs.    Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d)    Exercise of SARs.    SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e)    Limitation on Repricing.    Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share below the then-current Fair Market Value, other than pursuant to Section 10, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ.

7.	Restricted Stock; Restricted Stock Units

(a)    General.    The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b)    Terms and Conditions for All Restricted Stock Awards.    The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c)    Additional Provisions Relating to Restricted Stock.

(1)    Dividends.    Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.

(2)    Stock Certificates.    The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d)    Additional Provisions Relating to Restricted Stock Units.

(1)    Settlement.    Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of one share of Common Stock. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

(2)    Voting Rights.    A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3)    Dividend Equivalents.    The Award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the Award agreement.

8.	Other Stock-Based Awards

(a)    General.    Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Performance Awards or other Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b)    Terms and Conditions.    Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto.

9.	Performance Awards.

(a)    Grants.    Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9(a) (“Performance Awards”). Subject to Section 9(d), no Performance Awards shall vest prior to the first anniversary of the date of grant. Performance Awards can also provide for cash payments of up to $1.0 million per calendar year per individual.

(b)    Committee.    Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee (or subcommittee). “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(c)    Performance Measures.    For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of any combination of the following: (i) the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right; (ii) achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies; (iii) the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development; (iv) the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials; (v) the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets; (vi) new product or service releases; (vii) the achievement of qualitative or quantitative performance measures set forth in operating plans approved by the Board from time to time; and/or (viii) specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings and (ix) achievement of balance sheet or income statement objectives or total stockholder return. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(d)    Adjustments.    Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(e)    Other.    The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

10.	Adjustments for Changes in Common Stock and Certain Other Events

(a)    Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimits set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)    Reorganization Events.

(1)    Definition.    A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2)    Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A)    In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B)    Notwithstanding the terms of Section 10(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 10(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 10(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C)    For purposes of Section 10(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3)    Consequences of a Reorganization Event on Restricted Stock.    Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

(c)    Change in Control Events.

(1)    Definitions.

(A)    A “Change in Control Event” shall mean:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control Event: (1) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company)], (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (3) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

(ii) a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(iv)    the liquidation or dissolution of the Company.

(B)    “Good Reason” shall mean any significant diminution in the Participant’s duties, authority, or responsibilities from and after such Reorganization Event or Change in Control Event, as the case may be, or any material reduction in the base compensation payable to the Participant from and after such Reorganization Event or Change in Control Event, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from its location immediately prior to such Reorganization Event or Change in Control Event. Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason unless (x) the Participant gives the Company the notice of termination no more than 90 days after the initial existence of such event or circumstance, (y) such event or circumstance has not been fully corrected and the Participant has not been reasonably compensated for any losses or damages resulting therefrom within 30 days of the Company’s receipt of such notice and (z) the Participant’s termination of employment occurs within six months following the Company’s receipt of such notice.

(C)    “Cause” shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (ii) willful misconduct by the Participant which affects the business reputation of the Company.

(2)    Effect on Options.    Notwithstanding the provisions of Section 10(b), effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, the vesting schedule of such Option shall be accelerated in part so that one-half of the number of shares that would otherwise have first become vested on any date after the date of the Change in Control Event shall immediately become exercisable. The remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such Option, with one-half of the number of shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each such subsequent vesting date; provided, however, that each such Option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the Acquiring Corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the Acquiring Corporation.

(3)    Effect on Restricted Stock Awards.    Notwithstanding the provisions of Section 10(b), effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, the vesting schedule of all Restricted Stock Awards shall be accelerated in part so that one-half of the number of shares that would otherwise have first become free from conditions or restrictions on any date after the date of the Change in Control Event shall immediately become free from conditions or restrictions. Subject to the following sentence, the remaining one-half of such number of shares shall continue to become free from conditions or restrictions in accordance with the original schedule set forth in such Restricted Stock Award, with one-half of the number of shares that would otherwise have become free from conditions or restrictions on each subsequent vesting date in accordance with the original schedule becoming free from conditions or restrictions on each subsequent vesting date. In addition, each such Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the Acquiring Corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the Acquiring Corporation.

(4)    Effect on SARs and Other Stock-Based Awards.    The Board may specify in an Award at the time of the grant the effect of a Change in Control Event on any SAR and Other Stock-Based Award.

(5)    Section 409A.    The definition of Change in Control Event for purposes of the Plan is intended to conform to the description of “Change in Control Events” in Treasury Regulation section 1.409A-3(i)(5), or in subsequent IRS guidance describing what constitutes a change in control event for purposes of Section 409A of the Code when the Award is subject to Section 409A. Accordingly, no Change in Control Event will be deemed to provide for acceleration of payment with respect to a transaction or event described in this Section 10(c) unless the transaction or event would constitute a “Change in Control Event” as described in Treasury Regulation section 1.409A-3(i)(5), or in subsequent IRS guidance under Section 409A of the Code. If the transaction or event described in this Section 10(c) would not constitute a “Change in Control Event” as described in Treasury Regulation section 1.409A-3(i)(5), or in subsequent IRS guidance under Section 409A of the Code, then, in connection with such transaction or event, Awards that are subject to Section 409A will be treated as provided under Section 10(b).

11.	General Provisions Applicable to Awards

(a)    Transferability of Awards.    Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.

(b)    Documentation.    Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)    Board Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)    Termination of Status.    The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e)    Withholding.    The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f)    Amendment of Award.    Except as otherwise provided in Section 5(g) with respect to repricings or Section 5(h) with respect to the vesting of Awards, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.

(g)    Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)    Acceleration.    Except as otherwise provided in Sections 5(h) or 9(a), the Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

12.	Miscellaneous

(a)    No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)    No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c)     Effective Date and Term of Plan.    The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d)    Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment in the manner required by Section 162(m); (ii) no amendment that would require stockholder approval under the rules of the NASDAQ may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of “material amendments” to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(e)    Authorization of Sub-Plans (including for Grants to non-U.S. Employees).    The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f)    Compliance with Section 409A of the Code.    Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g)    Limitations on Liability.    Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h)    Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

Exhibit B

CURIS, INC.

2010 EMPLOYEE STOCK PURCHASE PLAN

The purpose of this Plan is to provide eligible employees of Curis, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $0.01 par value (the “Common Stock”), commencing on June 15, 2010. Five hundred thousand (500,000) shares of Common Stock in the aggregate have been approved for this purpose, subject to any adjustment pursuant to Section 15 hereof. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

1.    Administration.    The Plan will be administered by the Company’s Board of Directors (the “Board”) or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2.    Eligibility.    All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a)    they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

(b)    they have been employed by the Company or a Designated Subsidiary for at least six months prior to enrolling in the Plan; and

(c)    they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

The Company retains the discretion to determine which eligible employees may participate in an offering pursuant to and consistent with Treasury Regulation Sections 1.423-2(e) and (f).

3.    Offerings.    The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin each June 15 and December 15, or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six month period (a

“Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings and/or choose a different commencement date for Offerings under the Plan.

4.    Participation.    An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office at least 15 days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

5.    Deductions.    The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 15% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. The Board or the Committee may, at its discretion, designate a lower maximum contribution rate. Payroll deductions may be at the rate of between 1% and 15% of Compensation with any change in compensation during the Plan Period to result in an automatic corresponding change in the dollar amount withheld. The minimum payroll deduction is such percentage of compensation as may be established from time to time by the Board or the Committee.

6.    Deduction Changes.    An employee may decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7.    Interest.    Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such rate as it may from time to time determine.

8.    Withdrawal of Funds.    An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

9.    Purchase of Shares.

(a)    Number of Shares.    On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (an “Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”) at the applicable purchase price (the “Option Price”) up to a whole number of shares of Common Stock determined by multiplying $2,083 by the number of full months in the Plan Period and dividing the result by the closing price (as defined below) on the Offering Commencement Date; provided, however, that no employee may be granted an Option which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the date such Option is granted) for each calendar year in which the Option is outstanding at any time.

(b)    Option Price.    The Board or the Committee shall determine the Option Price for each Plan Period, including whether such Option Price shall be determined based on the lesser of the closing price of the Common Stock on (i) the first business day of the Plan Period or (ii) the Exercise Date, or shall be based solely on the closing price of the Common Stock on the Exercise Date; provided, however, that such Option Price shall be at least 85% of the applicable closing price. In the absence of a determination by the Board or the Committee, the Option Price will be 85% of the lesser of the closing price of the Common Stock on (i) the first business day of the Plan Period or (ii) the Exercise Date. The closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

(c)    Exercise of Option.    Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of whole shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

(d)    Return of Unused Payroll Deductions.    Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10.    Issuance of Certificates.    Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank, or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11.    Rights on Retirement, Death or Termination of Employment.    In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee. In the event of the employee’s death, the Company shall, upon notification of such death, pay the balance of the employee’s account (a) to the executor or administrator of the employee’s estate or (b) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12.    Optionees Not Stockholders.    Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

13.    Options Not Transferable.    Options under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14.    Application of Funds.    All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15.    Adjustment for Changes in Common Stock and Certain Other Events.

(a)    Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Section 9, and (iii) the Option Price shall be equitably adjusted to the extent determined by the Board or the Committee.

(b)    Reorganization Events.

(1)    Definition.     A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or other transaction or (c) any liquidation or dissolution of the Company.

(2)    Consequences of a Reorganization Event on Options.    In connection with a Reorganization Event, the Board or the Committee may take any one or more of the following actions as to outstanding Options on such terms as the Board or the Committee determines: (i) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to employees, provide that all outstanding Options will be terminated immediately prior to the consummation of such Reorganization Event and that all such outstanding Options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board or the Committee in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event, (iii) upon written notice to employees, provide that all outstanding Options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an employee equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the employee’s Option (to the extent the Option Price does not exceed the Acquisition Price) minus (B) the aggregate Option Price of such Option, in exchange for the termination of such Option, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

16.    Amendment of the Plan.    The Board may at any time, and from time to time, amend or suspend this Plan or any portion thereof, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

17.    Insufficient Shares.    In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro-rata basis.

18.    Termination of the Plan.    This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

19.    Governmental Regulations.    The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

20.    Governing Law.    The Plan shall be governed by the laws of the Commonwealth of Massachusetts except to the extent that such law is preempted by federal law.

21.    Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

22.    Notification upon Sale of Shares.    Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

24.    Grants to Employees in Foreign Jurisdictions.    The Company may, in order to comply with the laws of a foreign jurisdiction, grant Options to employees of the Company or a Designated Subsidiary who are citizens or residents of such foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) with terms that are less favorable (but not more favorable) than the terms of Options granted under the Plan to employees of the Company or a Designated Subsidiary who are resident in the United States. Notwithstanding the preceding provisions of this Plan, employees of the Company or a Designated Subsidiary who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from eligibility under the Plan if (a) the grant of an Option under the Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (b) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code. The Company may add one or more appendices to this Plan describing the operation of the Plan in those foreign jurisdictions in which employees are excluded from participation or granted less favorable Options.

25.    Authorization of Sub-Plans.    The Board may from time to time establish one or more sub-plans under the Plan with respect to one or more Designated Subsidiaries, provided that such sub-plan complies with Section 423 of the Code.

26.    Withholding.    Each employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

27.    Effective Date and Approval of Shareholders.    The Plan shall take effect on April 6, 2010 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Board of Directors

on April 6, 2010

Approved by the stockholders on

[            ], 2010

CURIS, INC. 45 MOULTON STREET CAMBRIDGE, MA 02138

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 2, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M24138-P88935 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CURIS, INC.			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:			All	All	Except

1.	Election of Directors		☐	☐	☐
Nominees:
	01)	Joseph M. Davie
	02)	Daniel R. Passeri
The Board of Directors recommends you vote FOR the following proposals:								For	Against	Abstain
2.	To approve the 2010 Stock Incentive Plan							☐	☐	☐
3.	To approve the 2010 Employee Stock Purchase Plan							☐	☐	☐
4.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year.							☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer and giving full title.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

CURIS, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

To be held June 3, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS OF THE COMPANY AND SHOULD BE RETURNED AS

SOON AS POSSIBLE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M24139-P88935

CURIS, INC.
Annual Meeting of Stockholders June 3, 2010 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors’ proxy statement therefore, and revoking all prior proxies, hereby appoint(s) Daniel R. Passeri and Michael P. Gray, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of Curis, Inc. (the “Company”) to be held on Thursday, June 3, 2010, at 10:00 a.m. local time, at the offices of Wilmer Cutler Pickering Hale and Dorr, LLP, 60 State Street, Boston, Massachusetts 02109, and any adjournments thereof, and there to vote and act upon the matters stated on the reverse side proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. None of the proposals stated on the reverse side are conditioned upon the approval of any other proposal. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy, when properly executed, will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE. A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND A VOTE “FOR” PROPOSALS 2, 3 AND 4 ARE RECOMMENDED BY THE BOARD OF DIRECTORS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side